                                 Exhibit (17)(e)

Paragon Portfolio

-----------------------------------










                                                              Semiannual Report

------------------------

May 31, 1995



Paragon Treasury Money Market Fund
Paragon Short-Term Government Fund
Paragon Intermediate-Term Bond Fund
Paragon Louisiana Tax-Free Fund
Paragon Value Growth Fund
Paragon Value Equity Income Fund
Paragon Gulf South Growth Fund


Dear Shareholders:

  The staff of Premier Investment Advisors, L.L.C. is pleased to report to you on the results of operations of the Paragon Portfolio for the six months ended May 31, 1995. In this letter, we will discuss the conditions that exist in the economy and the stock and bond markets. Then we will explain how these conditions have affected each of the Paragon mutual funds.

The Economy

  Investors have been waiting for the "soft landing" in the U.S. economy and it appears to be here. A good indication is the rate of employment growth, which is settling in at 150,000-200,000 new jobs each month. This is consistent with a 2% rate of Gross Domestic Product growth. This slower rate of growth through the year should help keep a lid on inflation, which is running around 3% based on consumer prices. Due to the economic environment, the Federal Reserve ("Fed") has lowered the Federal Funds Rate from 6% to 5.75%. This was the first rate cut in three years and does not appear to be the last in 1995.

  The slowing in economic activity was preordained by rising short-term and long-term interest rates in 1994. Long-term rates approached 8.2% last November, creating a 5% real return over inflation, which investors eventually viewed as a major buying opportunity. Yields have since dropped below 7%. Our analysis suggests that every one percentage point drop in yields adds a full percentage point in economic activity one year later. That means that 1996 should exhibit stronger economic activity aided by increased domestic and foreign demand for goods and services. With unemployment below 6% and the nation's capacity utilization already at high levels, inflation pressure may ensue, forcing the Fed into another round of credit tightening late next year.

The Stock Market

  So far this fiscal year, the Dow Jones Industrial Average has increased 21.1% while the broader S&P 500 Index has achieved a 19.2% return. The Russell 2000 Index, a proxy for small capitalization stocks, is up 11.7% for the same period. International stocks, as measured by the EAFE Index, have risen 5.3% during the last six months. Clearly, U.S. stocks have been stellar performers so far this year. What kind of stocks have been rewarding investors? Believing that the economy is slowing to a sustainable growth rate, investors are attracted to stocks of well-known companies with consistent earnings patterns. Investors also have been seeking large multinational companies with exposure to the economic recovery in Europe.
These investment characteristics help explain why large-company stocks have outperformed smaller stocks by a considerable margin this year.

  Equities continue to be supported by a belief that the U.S. economy is executing a soft landing. Furthermore, the end of the Fed's tightening and a drop in bond yields below 7% are strong props under stock prices. A major negative continues to be the low average dividend yield, but we believe this is an indication that companies have found more productive uses for their cash. They are expanding their businesses, buying other businesses or buying back their own shares. These activities have helped boost share prices to record levels.

Fixed Income Market

  So far this fiscal year, bonds have rallied strongly as short- and long-term rates have plummeted. The Lehman Brothers Aggregate Bond Index has earned a nonannualized total return of 11.4% during the last six months. This index measures the performance of the bond market as a whole, both short- and long-term maturities. Even the Lehman Brothers 1-3 year Government Index, a high-quality short-term index, achieved impressive results of 6.2%, nonannualized. Municipal bonds also rallied during the period, but to a lesser degree. Proposals emanating from Washington concerning overhauling the nation's tax system through a flat tax or a national sales tax spooked the muni market. Such proposals, if enacted, would make municipal bonds much less attractive to investors. We will watch the progress of these tax reform proposals.

  Our longer term view of the bond market remains positive.

Summary

  The rise in short-term rates since February 1994 has had its desired affect of slowing economic activity. Stock valuations appear high with the S&P 500 price to earnings (based on 1995 earnings projections) ratio at nearly 16 times, but when compared with interest rates and inflation stocks appear slightly undervalued. Demand for U.S. securities from domestic investors appears strong, yet sentiment does not seem alarmingly high. Demand from foreign investors could rise once the dollar stabilizes. Though a 5%-10% technical correction could occur, the trend in U.S. stock prices for 1995 appears to be upward.

  With this overview of the economy and financial markets, let us turn to the events that shaped each Fund's results for the period.

                               PARAGON PORTFOLIO

                             LETTER TO SHAREHOLDERS



Paragon Short-Term Government Fund

  For the six months ended May 31, 1995, the Class A shares of the Fund achieved a total return of 5.6% based on net asset value ("NAV"). This compares with the Lipper Short U.S. Government Fund average of 6.4% and the Lehman Brothers Mutual Fund Short (1-3) Government Index return of 6.2% for the same period. Class B shares of the Fund recorded a total return of 5.2% based on NAV for the six months ended May 31, 1995.

  The Fund underperformed these benchmarks due to its large holdings in floating rate securities. These securities served the Fund well in 1994, but produce a lower total return than comparable fixed rate securities when interest rates decline. All the floating rate securities except those tied to the prime rate were sold in May. We anticipate selling the prime-based floaters and moving into longer fixed rate securities soon. The amount of callable bonds in the portfolio has also been reduced since these bonds tend to lag behind fixed rate securities in total return as well.

  The portfolio should benefit should the anticipated decline in interest rates continue.

Paragon Intermediate-Term Bond Fund

  For the six months ended May 31, 1995, the Class A shares of the Fund achieved a total return of 11.6% based on NAV. This compares with the Lipper Intermediate U.S. Government Fund average of 9.5% and the Lehman Brothers Intermediate Government/Corporate Index return of 9.2% for the same time period. Class B shares of the Fund recorded a total return of 11.3% based on NAV for the six months ended May 31, 1995.

  Several changes have been made in the portfolio to further enhance the total return should interest rates continue to move downward. The first was to replace the majority of the callable issues with similar fixed rate securities that will perform better in the current market environment. The other significant change is in the mortgage-backed sector where CMO PAC securities are being replaced with conventional pass-through pools. This change is due to inefficiency in the current CMO market and the ability of the pools to more closely track the returns of their corresponding Treasury bonds along the yield curve.

Paragon Louisiana Tax-Free Fund

  For the six months ended May 31, 1995, the Class A shares of the Fund achieved a total return of 8.6% based on NAV. This compares with the Lipper Intermediate Municipal Debt Fund Average of 9.3% and the Lehman Brothers 7-Year Municipal Bond Index return of 10.0% for the same time period. Class B shares of the Fund recorded a total return of 8.4% based on NAV for the six months ended May 31, 1995.

  Lingering problems concerning state funding of Medicaid, as well as continued rising budget demands, dampened the performance of the returns in the Louisiana market, compared with the returns in the national market. In an effort to react to these pressures, we reduced the Fund's exposure to uninsured hospital debt. The credits remaining are insured issues of the predominately large hospitals located in Louisiana's larger population centers. We also reduced the holdings of uninsured Louisiana State general obligation debt and replaced it with new insured state general obligation debt that was issued in the first quarter of 1995.

  As interest rates decline, refunding of municipal debt should increase, providing pockets of opportunities for purchasing portfolio securities in the second half of the year. Current levels of duration and average maturity should help reduce volatility of the Fund's NAV should concerns continue in the Louisiana bond market.

Paragon Value Growth Fund

  During the six-month period ended May 31, 1995, the Paragon Value Growth Fund Class A shares achieved a total return of 12.9% based on NAV, while the S&P 500 Index ("S&P 500") earned a total return of 19.2%. The Lipper Growth & Income Mutual Fund Index total return for the same period was 15.4%. Class B shares of the Fund recorded a total return of 12.6% based on NAV for the six months ended May 31, 1995.

  We can cite several factors that contributed to the Fund's return trailing that of the S&P 500. First of all, the Fund's median market capitalization as of March 31, 1995 (the most recent data available) was $8.9 billion, compared wi th the S&P 500 median market capitalization of $14.2 billion. As stated previously in this letter, market capitalization has been strongly correlated with investment results in 1995. In addition, the Fund held underweighted positions in some market sectors that experienced strong price gains, causing the Fund's return to lag behind the index. These include the capital equipment and services sector, the consumer noncyclical sector and the financial sector. We will discuss some of these sectors in more detail shortly.

  The consumer cyclical sector, which was slightly overweighted in the Fund versus the S&P 500, underperformed the index. In addition, the Fund's specific holdings in this group did worse than the sector as a whole. Since this sector made up over 16% of net assets, there was a noticeable effect on investment results.
                               PARAGON PORTFOLIO

                       LETTER TO SHAREHOLDERS-(Continued)
                                       2



  Several decisions made during the period benefitted the Fund's performance. Though we were incorrect in underweighting the capital equipment and services sector, the stock selection in this group showed excellent results. The average return for the period was over 29% for these stocks, which included General Electric, W.W. Grainger, Johnson Controls and Allied Signal. Similarly, in the financial sector, the Fund's holdings performed quite well. Top-performing stocks included First American Corp. of Tennessee (up approximately 26%) and Federal National Mortgage Association (up approximately 31%).

  In the technology sector, the top-performing group in the market during the period, we correctly moved to an overweighted position with purchases of Xerox Corp., General Instrument Corp. and, near the very end of the reporting period, Vishay Intertechnology, Inc. Including two convertible issues (Avnet, Inc. and Corning Delaware LP) whose underlying common shares are technology-related, the Fund's weighting in technology was near 19% on May 31, 1995. This is well above the S&P 500 weighting of 11.5%. The stock selection proved successful as well. Certainly, the shares of Intel Corp. and Texas Instruments, Inc. contributed largely to this success.

  The ten largest holdings as of May 31, 1995 are listed below.


                                        Price
                        Percent of  Appreciation
        Security        Net Assets (Depreciation)*
----------------------- ---------- ---------------
Intel Corp.                   4.9%           77.8%
Texas Instruments, Inc.       3.9            53.1
Home Depot, Inc.              3.5           (10.0)
Amoco Corp.                   3.5            12.3
Dow Chemical Co.              3.4            14.4
WorldCom, Inc.                3.3            29.2
AT & T Corp.                  3.1             3.3
United Healthcare Corp.       2.9           (21.8)
Enron Corp.                   2.8            35.2
Chrysler Corp.                2.7           (10.1)

* For the period from the latter of December 1, 1994, or the purchase date, to May 31, 1995.

  The Fund's performance has been disappointing during the first half of this fiscal year, due largely to its investment style being out of sync with the stock market. When the leadership in the market broadens to include medium-capitalization stocks that are used a great deal in the Paragon Value Growth Fund, investment results should become more competitive.

Paragon Value Equity Income Fund

  For the six months ended May 31, 1995, the Class A shares of the Fund achieved a total return of 17.2% based on NAV, compared with the S&P 500 return of 19.2% and the Lipper Equity Income Fund Index return of 14.4%. The Class B shares recorded a total return of 16.7% based on NAV for the same six-month period. We believe the Fund trailed the performance of the S&P 500 for the following reasons: (1) Market capitalization was strongly correlated with returns during the period. The Fund's average market capitalization is less than the S&P 500. (2) The Fund maintained an underweighted position in the financial sector, which outperformed the S&P 500 during the last six months. (3) The Fund held a 6% weighting in convertible bonds, which performed positively, but lagged behind the S&P 500 returns.

  A number of changes were made in the Fund during the reporting period. Consumer cyclical stocks were reduced from 14% to 9% of net assets due to the sale of shares in Consolidated Stores Corp., a close-out retailing company, at a gain of 59%. General Motors Corp. shares were sold at a 31% loss, while Whirlpool Corp. common shares were sold at a 43% capital gain. We reduced the Fund's exposure to discretionary consumer spending, which has been slowing in 1995. We remain underweighted in this sector, which makes up 15% of the S&P 500.

  The consumer noncyclical stocks were increased from 12% to 18% of net assets. We moved closer to the S&P 500 weighting of 21% in this sector. As the economy shows signs of slowing, these stocks should exhibit good relative performance. Johnson & Johnson shares were sold at a 41% profit, and the proceeds were used to purchase Baxter International, Inc., another hospital supply stock. We added to the holdings of Bristol-Myers Squibb Co., a pharmaceutical manufacturer, and also purchased shares of Columbia/HCA Healthcare Corp., the nation's largest private acute-care hospital management company. Finally, we added to our position in Premark International, Inc., bringing the Fund's weighting in this security to approximately 3% of net assets. The consumer noncyclical stocks in the Fund performed nearly as well as the S&P 500 during the period, rising an average of 16%.

  The technology sector experienced significant change during the period. The Fund's weighting in this sector grew from 8% to 11% of net assets, with most of this gain arising from price appreciation. Shares of IBM Corp. were purchased du ring the period in an effort to increase exposure in this sector. We are continually searching for stocks with valuation measures which suit the Fund's investment criteria; however, these stocks are increasingly rare. IBM Corp. is one security that now meets the Fund's criteria for purchase. The Fund's holdings in technology achieved returns averaging 30% in the year's first half. Shareholders
                               PARAGON PORTFOLIO

                       LETTER TO SHAREHOLDERS-(Continued)
                                       3
benefitted from an overweighted position in this sector which has been the market leader in the current rally.

  The Fund's six-month performance was positively affected by healthy gains in the Fund's top ten stock holdings. The following table lists the Fund's ten largest positions as of May 31, 1995.

                                  Percent of     Price
           Security               Net Assets Appreciation*
--------------------------------- ---------- -------------


Mobil Corp.                             3.8%         16.7%
Lockheed Martin Corp.                   3.5          33.8
Citicorp Convertible Preferred          3.2          30.0
Raytheon Co.                            3.2          23.3
Dow Chemical Co.                        3.1          14.4
Philip Morris Companies, Inc.           3.1          21.9
DuPont (E.I.) de Nemours & Co.          3.1          26.0
Premark International, Inc.             3.0           9.6
IBP, Inc.                               3.0          11.5
Ford Motor Co. Preferred A              2.9           8.4

* For the period from the latter of December 1, 1994 or the purchase date, to May 31, 1995.

Paragon Gulf South Growth Fund

  For the six months ended May 31, 1995, the Class A shares of the Fund achieved a total return of 11.4% based on NAV, compared with the Russell 2000 Index return of 11.7%. The S&P 500 Index returned 19.2% for the same period. An appropriate peer group index for this Fund is the Lipper Small Company Growth Fund Index, which rose 11.2% during the six month period. Class B shares of the Fund recorded a total return of 11.0% based on NAV for the six months ended May 31, 1995.

  We believe the reason for the Fund's lagging performance versus the S&P 500 Index is the unusually strong correlation between market capitalization and investment results in 1995. The S&P 500, having a much larger average ca pitalization than the Fund, experienced greater returns. Note that the S&P 500 also substantially outperformed the other small-capitalization indices listed above.

  The fact that the Fund achieved results similar to the Lipper Small Company Growth Fund Index ("Lipper Small Company Index") for the six months ended May 31, 1995, hides the substantial volatility relative to this index that occurred during this period. The Fund performed relatively well during the period from November 30, 1994 through February 28, 1995. A performance advantage over the Lipper Small Company Index of approximately 480 basis points was achieved during these months. Then during March 1995, much of this lead was given up as the Fund remained flat, while the Lipper Small Company Index rose 2.7%. The first two weeks of April were positive, as the Fund gained 2%, while the Lipper Small Company Index ga ined 1.1%. Then on April 14, the Fund experienced a setback when the value of its holdings in Health Maintenance Organization ("HMO") stocks dropped precipitously due to some negative developments that affected a north central U.S. HMO, but that worried investors in all HMO stocks. The Gulf South Growth Fund's holdings in this industry include Coastal Healthcare, Coventry Corporation and HealthWise of America, Inc. During the last two weeks of April, the Fund declined over 3%, while the Lipper Small Company Index rose slightly less than 1%. We are encouraged to see that since then, the Fund has regained the ground lost in April with a return of 2.61% in May, approximately 1% more than its comparative index. The gain has been fairly broad-based, with numerous issues contributing.

  Sectors that positively affected the Fund's results during the first six months of the fiscal year include the energy sector, which made up about 7.9% of net assets as of May 31, 1995. Within this group of stocks we sold two oil service companies, American Oilfield Divers and Global Industries, while adding a small exploration and production company, Benton Oil & Gas Co. The energy group exhibited an average return of 43%, due to a large gain in the price of Input/Output, Inc., which is the largest holding in the group and the Fund's fifth largest holding.

  Financial stocks, which make up over 21% of net assets as of May 31, 1995, also performed well, achieving an average return of 49%. Stocks appreciating strongly include United Companies Financial Corp., Medaphis Corp. and Regional Acceptance Corp. Some sales were made in this group to recognize substantial profits. Coral Gables Fedcorp was sold following an announced buy-out of the company. PMT Services, a payment services company, was bought and sold during the period for a gain of 50.9%.

  Holdings that negatively affected the period's results include some natural resources/basic materials issues such as Georgia Gulf Corp., Nucor Corp. and Image Industries, Inc. Industry conditions in which these companies operate were responsible for these declines. We believe the outlook for these companies remains promising.

  Consumer cyclical issues showed the worst performance of any group of stocks held in the Fund. A combination of factors involving slowing consumer spending on discretionary and big-ticket items seems to have weakened the demand for these stocks. However, we doubt this situation will last long.
                               PARAGON PORTFOLIO

                       LETTER TO SHAREHOLDERS-(Continued)
                                       4



  The Fund's ten largest holdings are listed below.

                                                      Price
                                      Percent of  Appreciation
             Security                 Net Assets (Depreciation)*
------------------------------------- ---------- ---------------
Medaphis Corp.                              5.5%           53.5%
WorldCom, Inc.                              5.3            29.2
First Financial Management
Corp.                                       4.4            20.6
United Companies Financial
Corp.                                       3.9            60.9
Input/Output, Inc.                          3.8            75.5
Office Depot, Inc.                          3.7             1.1
Atlantic Southeast Airlines, Inc.           3.3            58.2
Autozone, Inc.                              3.2            (9.3)
Coventry Corp.                              2.9           (17.5)
Stewart Enterprises, Inc.                   2.9            26.3

* For the period from the latter of December 1, 1994, or the purchase date, to May 31, 1995.

  We are generally pleased with the Fund's progress this year, though it is obvious that we must await the return to favor of small-capitalization stocks before the Gulf South Growth Fund can truly shine.

  In conclusion, we appreciate your support and look forward to helping you meet your investment objectives.


Donald E. Allred
President & Chief Investment Officer
Premier Investment Advisors, L.L.C.
July 7, 1995
                               PARAGON PORTFOLIO

                       LETTER TO SHAREHOLDERS-(Continued)

  Principal  Interest Maturity   Amortized
   Amount      Rate     Date       Cost
------------ -------- -------- ------------
       U.S. Treasury Obligations-7.9%
United States Treasury Bill
$ 25,000,000    5.61% 11/24/95 $ 24,314,333
                               ------------
        Repurchase Agreements-92.4%
C.S. First Boston Corp., dated 03/20/95,
repurchase price $35,535,257
(U.S. Treasury Note: $35,265,000,
6.75%, 05/31/99)
$ 35,000,000    6.05% 06/19/95 $ 35,000,000
Merrill Lynch Government Securities, Inc.,
dated 05/12/95, repurchase price
$15,188,417 (U.S. Treasury Notes:
$15,245,000, 4.25%, 05/15/96;
$310,000, 7.88%, 01/15/98)
  15,000,000    5.95  07/27/95   15,000,000
Morgan Stanley & Company, Inc.,
dated 05/17/95, repurchase price
$10,150,403 (U.S. Treasury Note:
$10,580,000, 4.75%, 08/31/98)
  10,000,000    5.95  08/16/95   10,000,000

  Principal  Interest Maturity    Amortized
   Amount      Rate     Date         Cost
------------ -------- -------- ------------------
        Repurchase Agreements-Continued
Swiss Bank Corp. Government Securities,
dated 05/05/95, repurchase price
$10,149,000 (U.S. Treasury Note:
$9,725,000, 7.50%, 12/31/96)
$ 10,000,000    5.96% 08/03/95     $10,000,000
Joint Repurchase Agreement Account
 215,200,000    6.15  06/01/95     215,200,000
                               ------------------
Total Repurchase
Agreements....................    $285,200,000
                               ------------------
Total Investments.............    $309,514,333(a)
                               ------------------
                               ------------------

-------------------------------------------------


(a) The cost stated also represents aggregate cost for federal income tax purposes.

 The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.
                               PARAGON PORTFOLIO

                            STATEMENT OF INVESTMENTS

                       PARAGON TREASURY MONEY MARKET FUND

                                  May 31, 1995
                                  (Unaudited)

   The accompanying notes are an integral part of these financial statements.

 Principal  Interest   Maturity
   Amount     Rate       Date       Value
----------- ---------- -------- ------------
       U.S. Treasury Obligations-51.2%
United States Treasury Notes
$ 7,000,000    5.13%   11/15/95  $ 6,977,950
  5,500,000    6.25    01/31/97    5,533,880
  6,000,000    6.88    04/30/97    6,107,220
  3,000,000    6.38    06/30/97    3,030,240
 10,000,000    5.75    10/31/97    9,963,800
  3,000,000    7.38    11/15/97    3,098,280
  9,000,000    6.00    11/30/97    9,016,380
  5,000,000    5.13    03/31/98    4,893,450
  1,500,000    5.13    04/30/98    1,466,865
  9,000,000    5.13    06/30/98    8,788,320
  5,000,000    6.38    01/15/99    5,058,150
  3,000,000    6.25    05/31/00    3,022,380
                                ------------
Total U.S. Treasury
Obligations
(cost $67,705,964)............. $ 66,956,915
                                ------------
  U.S. Government Agency Obligations-42.4%
Federal Farm Credit Bank
$ 1,735,000    5.31%   05/26/98  $ 1,697,611
Federal Home Loan Bank
  2,100,000    5.38    11/27/95    2,098,803
  2,000,000    6.85    02/25/97    2,026,020
  4,000,000    6.60    04/13/99    4,027,960
  5,000,000    7.14    05/20/99    5,089,300
Federal National Mortgage Assn.
 22,000,000    6.37(a) 01/26/96   22,014,300
  5,000,000    8.45    10/21/96    5,164,400
  1,500,000    7.05    03/10/97    1,500,000
  3,000,000    7.00    04/10/97    3,000,000
  3,000,000    5.35    10/10/97    2,943,300
  2,000,000    5.30    03/11/98    1,948,560
  4,000,000    5.35    04/01/98    3,902,400
                                ------------
Total U.S. Government
Agency Obligations
(cost $55,507,400)............. $ 55,412,654
                                ------------

 Principal  Interest Maturity


   Amount     Rate     Date       Value
----------- -------- -------- -------------
        Repurchase Agreements-6.2%
State Street Bank & Trust Company,
dated 05/31/95, repurchase price
$8,066,232 (U.S. Treasury Note:
$8,040,000, 6.63%, 03/31/97)
$ 8,065,000    5.50% 06/01/95  $ 8,065,000
                              -------------
Total Repurchase
Agreements
(cost $8,065,000)............  $ 8,065,000
                              -------------
Total Investments
(cost $131,278,364(b))....... $130,434,569
                              -------------
                              -------------

-------------------------------------------
Federal Income Tax Information:
Gross unrealized gain for
investments in which value
exceeds cost.................     $504,216
Gross unrealized loss for
investments in which cost
exceeds value................   (1,348,011)
                              -------------
Net unrealized loss..........    $(843,795)
                              -------------
                              -------------

-------------------------------------------

(a) Variable rate security. Coupon rate disclosed is that which is in effect at May 31, 1995.
(b) The cost stated also represents aggregate cost for federal income tax purposes.

 The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.

                               PARAGON PORTFOLIO

                            STATEMENT OF INVESTMENTS

                       PARAGON SHORT-TERM GOVERNMENT FUND

                                  May 31, 1995
                                  (Unaudited)

   The accompanying notes are an integral part of these financial statements.
                                       7

 Principal  Interest Maturity
   Amount     Rate     Date       Value
----------- -------- -------- ------------
      U.S. Treasury Obligations-23.2%

United States Treasury Bonds
$ 6,000,000    8.38% 08/15/00 $  6,039,300
  8,000,000    8.25  05/15/05    8,639,200
 10,000,000    8.38  08/15/08   11,224,100
United States Treasury Notes
    500,000    9.25  01/15/96      510,055
  4,000,000    8.88  02/15/96    4,081,560
  5,000,000    6.00  12/31/97    5,009,100
 10,000,000    9.00  05/15/98   10,815,000
  1,000,000    8.88  11/15/98    1,088,150
  3,400,000    8.88  02/15/99    3,717,594
  4,000,000    9.13  05/15/99    4,431,200
  2,600,000    6.38  07/15/99    2,631,382
  3,000,000    5.50  04/15/00    2,934,060
 12,000,000    6.25  02/15/03   11,983,680
                              ------------
Total U.S. Treasury
Obligations
(cost $71,254,335)........... $ 73,104,381
                              ------------
 U.S. Government Agency Obligations-32.3%
Federal Farm Credit Bank
$ 5,000,000    6.88% 05/01/00   $5,057,600
  2,000,000    7.95  04/01/02    2,121,260
Federal Home Loan Bank
  2,000,000    9.25  11/25/98    2,176,720
  2,000,000    9.30  01/25/99    2,174,340
  3,000,000    8.60  06/25/99    3,245,760
  5,000,000    6.27  01/14/04    4,832,000
Federal Home Loan Mortgage Corp.
  2,000,000    6.44  01/28/00    2,016,440
  3,000,000    7.88  04/28/04    3,114,390
  5,000,000    7.89  05/12/04    5,174,800
  2,017,800    7.00  01/15/08    1,972,258
Federal National Mortgage Assn.
  1,000,000    9.35  02/12/96    1,023,890
  2,000,000    9.20  06/10/97    2,118,320
  2,000,000    8.80  07/25/97    2,107,820
  4,000,000    8.70  06/10/99    4,341,840
  3,000,000    8.90  06/12/00    3,342,990
  3,000,000    8.70  06/11/01    3,066,270
  2,000,000    7.90  04/10/02    2,076,320
  3,000,000    6.20  11/12/03    2,889,300
  2,820,000    8.05  05/20/04    2,944,362

  Principal    Interest   Maturity
    Amount       Rate       Date       Value
------------- ---------- --------- -------------
  U.S. Government Agency Obligations-Continued
Federal National Mortgage Assn.-Continued
  $15,000,000      7.16%  05/11/05   $15,641,400
    5,870,257      7.00   06/01/10     5,098,437
    5,000,000      7.00   04/01/08     5,909,411
    4,934,642      7.50   05/01/25     4,962,424
    5,000,000      7.50   06/01/25     5,015,650
    5,000,000      7.50   06/13/25     5,015,650

Student Loan Marketing Assn.
    2,000,000      8.27   12/15/99     2,128,980
    2,500,000      5.65   12/01/00     2,416,450
                                   -------------
Total U.S. Government
Agency Obligations
(cost $100,359,158)...............  $101,985,082
                                   -------------
Collateralized Mortgage Obligations (CMOs)-15.9%
Federal National Mortgage Assn.
REMIC Trust 1992-135, Class L
  $ 3,225,000      7.50%  09/25/07   $ 3,338,746
Federal National Mortgage Assn.
REMIC Trust 1992-205, Class K
    5,584,000      6.50   05/25/21     5,372,087
Federal National Mortgage Assn.
REMIC Trust 1993-56, Class PT
    6,901,000      6.60   02/25/21     6,705,840
Federal National Mortgage Assn.
REMIC Trust 1993-87, Class H
    3,597,000      6.50   10/25/21     3,470,637
Federal National Mortgage Assn.
REMIC Trust 1993-110, Class H
    5,000,000      6.50   05/25/23     4,823,800
Federal National Mortgage Assn.
REMIC Trust 1993-175, Class PG
    7,875,000      6.50   09/25/08     7,564,253
Federal National Mortgage Assn.
REMIC Trust 1993-183, Class H
    5,000,000      6.50   03/25/22     4,821,100
Federal National Mortgage Assn.
REMIC Trust 1993-225, Class VG
    3,595,500      6.35   08/25/13     3,427,878
GS Trust 8 Series C, Class 6
   10,000,000      8.50   02/20/21    10,617,800
                                   -------------
Total CMOs
(cost $50,976,876)................  $ 50,142,141
                                   -------------

                               PARAGON PORTFOLIO

                            STATEMENT OF INVESTMENTS

                      PARAGON INTERMEDIATE-TERM BOND FUND

                                  May 31, 1995
                                  (Unaudited)

   The accompanying notes are an integral part of these financial statements.
                                       8

 Principal Interest Maturity
  Amount     Rate     Date      Value

---------- -------- -------- -----------
       Corporate Obligations-22.8%
BASIC MATERIALS & NATURAL RESOURCES-0.9%
Monsanto Co.
$3,000,000    6.00% 07/01/00 $ 2,945,640
                             -----------
CONSUMER CYCLICAL-2.4%
Dayton Hudson Corp.
 1,250,000    7.25  09/01/04   1,282,112
Dillard Department Stores, Inc.
 2,000,000    8.75  06/15/98   2,123,300
Wal-Mart Stores, Inc.
 4,000,000    7.50  05/15/04   4,213,320
                             -----------
                               7,618,732
                             -----------
CONSUMER NONCYCLICAL-2.3%
Baxter International Inc.
 2,000,000    7.25  02/15/08   2,034,600
Coca Cola Enterprises, Inc.
 2,000,000    7.00  11/15/99   2,030,600
Philip Morris Co., Inc.
 1,000,000    9.00  01/01/01   1,102,830
 2,000,000    7.13  08/15/02   2,012,000
                             -----------
                               7,180,030
                             -----------
FINANCIAL-15.6%
AmSouth Bancorporation
 1,900,000    9.38  05/01/99   2,066,611
Aon Corp.
 2,000,000    6.70  06/15/03   1,974,240
Banc One Corp.
 1,000,000    8.74  09/15/03   1,111,170
Bear Stearns Companies, Inc.
 5,000,000    8.25  02/01/02   5,306,350
Boatmen's Bancshares, Inc.
 5,000,000    7.63  10/01/04   5,206,650
Capital Holding Corp.
 2,000,000    8.90  10/20/99   2,161,760
 1,000,000    8.98  09/23/03   1,101,770
 2,850,000    7.82  06/23/04   2,952,942

 Principal Interest   Maturity
  Amount     Rate       Date      Value
---------- ---------- -------- -----------
      Corporate Obligations-Continued
FINANCIAL-Continued
Comerica, Inc.
$2,990,000    7.25%   10/15/02  $3,086,069
Ford Motor Credit Corp.
 2,000,000    9.38    12/15/97   2,140,580
General Electric Capital Corp.
 2,000,000    8.65(a) 05/01/18   2,047,740
Harris Bancorp. Inc.
 1,000,000    9.38    06/01/01   1,135,740
International Lease Finance Corp.
 3,000,000    6.50    08/15/99   2,989,950
Merrill Lynch & Co., Inc.
 3,000,000    8.00    02/01/02   3,160,800
 1,000,000    8.23    04/30/02   1,069,120
Morgan Stanley Group, Inc.
 2,000,000    9.38    06/15/01   2,232,380
NationsBank Corp.
 3,000,000    9.50    06/01/04   3,494,010
Sovran Financial Corp.
 1,500,000    9.25    06/15/06   1,759,455
SunTrust Banks, Inc.
 2,000,000    8.88    02/01/98   2,129,360
Wachovia Corp.
 2,000,000    6.38    04/15/03   1,960,940
                               -----------
                                49,087,637
                               -----------
TECHNOLOGY-0.6%
Motorola, Inc.
 2,000,000    6.50    03/01/08   1,930,940
                               -----------
UTILITIES-1.0%
Alltel Corp.
 3,000,000    7.25    04/01/04   3,056,580
                               -----------
Total Corporate
Obligations
(cost $69,205,053)............ $71,819,559
                               -----------

                               PARAGON PORTFOLIO

                            STATEMENT OF INVESTMENTS

                PARAGON INTERMEDIATE-TERM BOND FUND-(Continued)

                                  May 31, 1995
                                  (Unaudited)
   The accompanying notes are an integral part of these financial statements.
                                       9

 Principal  Interest Maturity
   Amount     Rate     Date       Value
----------- -------- -------- ------------
        Repurchase Agreements-9.9%
State Street Bank & Trust Company,
dated 05/31/95, repurchase price
$31,154,759 (U.S. Treasury Note:
$31,045,000, 6.63%, 03/31/97)
$31,150,000    5.50% 06/01/95  $31,150,000
                              ------------
Total Repurchase
Agreements
(cost $31,150,000)...........  $31,150,000
                              ------------
Total Investments
(cost $322,945,422(b))....... $328,201,163
                              ------------
                              ------------
-------------------------------------------------------------------------------

Federal Income Tax Information:
Gross unrealized gain for investments
in which value exceeds cost..........   $8,612,855
Gross unrealized loss for investments
in which cost exceeds value..........   (3,357,114)
                                      -------------
Net unrealized gain..................   $5,255,741
                                      -------------
                                      -------------

---------------------------------------------------

(a) Variable rate security. Coupon rate disclosed is that which is in effect at May 31, 1995.

(b) The cost stated also represents aggregate cost for federal income tax purposes.

 The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.
                               PARAGON PORTFOLIO

                            STATEMENT OF INVESTMENTS

                PARAGON INTERMEDIATE-TERM BOND FUND-(Continued)

                                  May 31, 1995
                                  (Unaudited)
   The accompanying notes are an integral part of these financial statements.
                                       10

 Principal  Interest Maturity
   Amount     Rate     Date       Value
----------- -------- -------- ------------
Louisiana Municipal Bond Obligations-97.0%
GENERAL OBLIGATIONS-31.0%
Caddo Parish (MBIA)
   $200,000    7.10% 02/01/00     $214,456
    550,000    7.20  02/01/01      589,672
    300,000    7.20  02/01/02      321,123
  1,415,000    5.25  02/01/06    1,410,217
Caddo Parish School District (MBIA)
    750,000    5.00  03/01/03      745,215
Calcasieu Parish School District (BIG)
    500,000    7.10  02/01/01      532,705
De Soto Parish School District
    120,000    8.00  08/01/05      133,928
  1,070,000    5.30  10/01/05    1,040,404
  1,245,000    5.60  10/01/06    1,208,796
Jefferson Parish (FGIC)
    500,000    7.10  09/01/97      525,540
    500,000    7.40  09/01/99      528,145
    250,000    7.70  09/01/02      264,825
Jefferson Parish Construction Waterworks
District #2
    400,000    7.25  01/15/00      401,032
LA State
  6,160,000    7.00  08/01/02    6,543,090
    675,000    7.00  08/01/03      714,555
LA State (FSA)
  2,750,000    7.10  09/01/03    3,064,545
LA State (MBIA)
  6,290,000    6.00  05/15/99    6,585,253
Lafayette Parish (FGIC)
  1,000,000    7.80  03/01/01    1,089,140
Lafourche Parish Water District #3
    650,000    5.63  01/01/01      668,369
Lincoln Parish School District (MBIA)
    500,000    6.20  03/01/03      525,490
  1,465,000    6.40  03/01/05    1,539,217
Monroe Parish School District (FGIC)
  1,230,000    5.35  03/01/05    1,230,517
  1,320,000    5.35  03/01/06    1,315,512
Monroe Parish School District (MBIA)
  1,220,000    8.00  03/01/01    1,393,374
  1,300,000    7.00  03/01/02    1,435,109
  1,390,000    7.00  03/01/03    1,547,765
Ouachita Parish West School District
Refunding Series A (FSA)
  2,000,000    6.50  03/01/03    2,154,140
  1,000,000    6.60  03/01/04    1,079,380

  Principal  Interest   Maturity
   Amount      Rate       Date       Value
------------ ---------- -------- ------------
Louisiana Municipal Bond Obligations-Continued
GENERAL OBLIGATIONS-Continued
Ouachita Parish West School District
Refunding Series A (FSA)-Continued
 $ 2,695,000    6.65%   03/01/05   $2,901,599
   1,655,000    6.70    03/01/06    1,777,387

Plaquemines Parish (AMBAC)
   1,440,000    6.40    08/01/04    1,546,445
Rapides Parish (MBIA)
     500,000    7.25    04/01/00      540,220
Rapides Parish School District #11 (FGIC)
     670,000    6.90    02/01/01      718,776
   1,475,000    6.95    02/01/02    1,582,247
Shreveport
     880,000    4.25    12/01/03      825,009
     930,000    4.25    12/01/04      862,017
     480,000    5.90    02/01/07      493,934
Shreveport (AMBAC)
     480,000    6.20    03/01/02      504,470
     500,000    6.70    02/01/03      531,240
St. Charles School District #1 (AMBAC)
   1,000,000    6.25    03/01/04    1,058,740
   2,350,000    6.45    03/01/06    2,473,493
St. John Baptist Parish School District
     605,000    4.90    03/01/06      566,649
     500,000    5.10    03/01/08      478,980
St. John Baptist Parish School District #1
     870,000    6.25    03/01/05      910,107
     695,000    5.20    03/01/09      649,081
St. Landry Parish School District #1 (MBIA)
   1,000,000    8.00    05/01/98    1,082,500
     750,000    6.10    05/01/07      770,108
St. Tammany Parish (FGIC)
     300,000    7.40    03/01/98      318,855
     620,000    6.70    04/01/98      660,548
                                 ------------
Total General
Obligations.....................   60,053,919
                                 ------------
HEALTH CARE REVENUE-14.3%
LA Public Facilities Authority Alton Ochsner
Medical Foundation 92-A (MBIA)
   2,280,000    6.30    05/15/04    2,460,439
LA Public Facilities Authority General Health
(MBIA)
   2,820,000    5.55    11/01/04    2,905,897
LA Public Facilities Authority Health and
Education
   1,765,000    7.30(a) 12/01/15    1,848,873

                               PARAGON PORTFOLIO

                            STATEMENT OF INVESTMENTS

                        PARAGON LOUISIANA TAX-FREE FUND

                                  May 31, 1995

                                  (Unaudited)
   The accompanying notes are an integral part of these financial statements.
                                       11

 Principal  Interest         Maturity
   Amount     Rate             Date       Value
----------- ---------------- -------- ------------
  Louisiana Municipal Bond Obligations-Continued
HEALTH CARE REVENUE-Continued
LA Public Facilities Authority Health
and Education Series B
$ 3,825,000         7.30%(a) 12/01/15   $3,941,050
LA Public Facilities Authority Lafayette
Medical Center (FSA)
  1,000,000     6.05         10/01/04    1,068,420
LA Public Facilities Authority Mary Bird
Perkins Cancer Center (FSA)
  1,135,000     5.50         01/01/04    1,160,765
LA Public Facilities Authority Our Lady of
Lake Hospital (MBIA)
    500,000     5.70         12/01/04      521,570
LA Public Facilities Authority St. Francis
Medical Center (FSA)
  1,385,000     4.80         07/01/04    1,341,622
    870,000     4.90         07/01/05      845,301
LA Public Facilities Authority Woman's Hospital
  1,235,000     6.85         10/01/05    1,291,724
LA Public Facilities Authority Woman's
Hospital (FGIC)
    500,000     7.20         10/01/97      531,035
    730,000     5.40         10/01/05      742,906
  1,715,000     5.50         10/01/06    1,747,482
Lafourche Parish Hospital District #3
    525,000     5.50         10/01/04      504,452
Ouachita Parish Glenwood Hospital
  2,525,000     7.50         07/01/06    2,809,239
St. Tammany Hospital District #1 (FGIC)
  1,815,000     6.30         07/01/07    1,890,903
Terrebonne Parish Hospital Service #1 (BIG)
  1,285,000     7.40         04/01/03    1,396,178
Vermilion Parish Hospital (MBIA)
    555,000     6.35         05/01/00      595,193
                                      ------------
Total Health Care
Revenue..............................   27,603,049
                                      ------------
HIGHER EDUCATION-5.3%
LA Public Facilities Authority Loyola
University
    500,000     9.00         10/01/95      507,420
    500,000     7.20         10/01/00      552,925
  1,960,000     6.60         04/01/05    2,131,245

  Principal   Interest   Maturity
   Amount       Rate       Date        Value
------------ ---------- ---------- -------------
 Louisiana Municipal Bond Obligations-Continued
HIGHER EDUCATION-Continued
LA Public Facilities Authority Tulane University
  $  300,000      7.50%   05/15/00      $327,594
   2,940,000      6.25    07/15/06     3,112,549
   1,000,000      6.40    11/15/07     1,070,640
LA Public Facilities Authority Tulane
University (FGIC)
     450,000      5.80    02/15/04       471,929
LA Public Facilities Authority Tulane
University Series B
     700,000      7.00    08/15/97       735,581
     200,000      7.20    08/15/98       213,966
LA Public Facilities Authority Tulane
University Series C
     750,000      7.00    08/15/97       788,123
     300,000      7.20    08/15/98       320,949
                                   -------------
Total Higher Education............    10,232,921
                                   -------------
SALES TAX REVENUE-37.6%
Alexandria Public Improvements (MBIA)
     300,000      7.35    08/01/97       318,573
Baton Rouge Public Improvements (AMBAC)
     700,000      6.85    08/01/00       772,632
     800,000      6.90    08/01/01       879,696
Baton Rouge Public Improvements (FSA)
   2,000,000      6.00    08/01/04     2,109,000
   1,000,000      6.00    08/01/06     1,043,720
     765,000      6.38    08/01/09       796,136
Bossier City Public Improvements (AMBAC)
     805,000      6.20    11/01/07       856,472
Bossier City Public Improvements (FGIC)
     400,000      6.88    11/01/06       433,100
     400,000      6.88    11/01/07       433,100
East Baton Rouge Parish (FGIC)
   2,280,000      8.00    02/01/02     2,682,420
   2,490,000      4.65    02/01/04     2,337,662
East Baton Rouge Parish (MBIA)
     500,000      7.10    02/01/99       540,995
     500,000      7.10    02/01/00       546,005
East Baton Rouge Parish Public Improvements
   1,085,000      5.15    02/01/05     1,028,330
   1,145,000      5.15    02/01/06     1,072,258
General Baton Parking Authority
   1,390,000      6.38    07/01/03     1,392,821

                               PARAGON PORTFOLIO

                            STATEMENT OF INVESTMENTS

                  PARAGON LOUISIANA TAX-FREE FUND-(Continued)

                                  May 31, 1995

                                  (Unaudited)
   The accompanying notes are an integral part of these financial statements.
                                       12

  Principal  Interest   Maturity
   Amount      Rate       Date       Value
------------ --------- --------- -------------
Louisiana Municipal Bond Obligations-Continued
SALES TAX REVENUE-Continued
General Lafourche Port Fourchon Development
 $ 1,220,000     5.00%  09/01/04    $1,151,302
Iberville Parish (MBIA)
     300,000     6.20   09/01/98       305,715
Jefferson Parish (AMBAC)
   1,650,000     6.50   11/01/06     1,755,946
Jefferson Parish District A (FGIC)
   4,250,000     6.75   12/01/06     4,607,595
Jefferson Parish District B (FGIC)
   1,910,000     6.75   12/01/06     2,070,707
Jefferson Parish School Board
   1,000,000     4.45   02/01/00       983,420
Jefferson Parish School Board (MBIA)
   2,500,000     6.05   02/01/02     2,649,425
   1,270,000     6.15   02/01/03     1,355,217
   4,280,000     6.25   02/01/08     4,489,848
Kenner (FGIC)
     755,000     5.75   06/01/06       786,068
LA Public Facilities Authority Sp
Assessment (Escrowed)
     110,000     7.38   06/01/09       118,690
LA Public Facilities Authority Sp
Assessment (FSA)
   1,295,000     4.60   10/01/02     1,233,604
LA State Correctional Facilities
Corporate Lease (FSA)
     650,000     5.60   12/15/03       674,596
LA State Energy Power Rodemacher
Unit No. 2
   2,600,000     6.75   01/01/08     2,815,176
LA State Gas & Fuel
     750,000     7.20   11/15/99       817,410
   1,500,000     7.25   11/15/04     1,636,800
LA State Offshore Terminal Authority
   1,500,000     5.85   09/01/00     1,553,010
     400,000     6.00   09/01/01       421,160
     500,000     6.10   09/01/02       525,225
LA State Recovery District Tax
   1,910,000     5.70   07/01/98     1,966,078
Lafayette Parish Public Improvements
(FGIC)
     505,000     4.90   03/01/03       496,354
     580,000     5.00   03/01/05       563,975
   1,120,000     4.75   05/01/06     1,050,347

  Principal  Interest   Maturity
   Amount      Rate       Date       Value
------------ --------- --------- -------------
Louisiana Municipal Bond Obligations-Continued
SALES TAX REVENUE-Continued
Lafayette Parish Public Power Authority
 $ 1,730,000     6.80%  11/01/00    $1,828,160
   4,000,000     7.13   11/01/07     4,226,360
Lafayette Parish Public Power
Authority (AMBAC)
   1,000,000     5.10   11/01/07       959,600
Lafayette Parish Public Power
Authority (BIG)
     500,000     7.25   11/01/12       532,305
Lafayette Parish School Board
     500,000     7.20   04/01/99       519,970
   1,500,000     7.35   04/01/01     1,560,465
   1,075,000     4.88   04/01/04     1,043,331
   1,130,000     4.88   04/01/05     1,085,670
Plaquemines Parish
     420,000     6.70   12/01/08       440,731
     410,000     6.70   12/01/09       430,918
Plaquemines Parish School Board
     605,000     6.65   03/01/05       638,239
Rapides Parish Construction Schoo
District #62
     700,000     7.65   03/01/96       715,043
St. Charles Parish Public Improvements
     750,000     6.60   11/01/07       787,223
St. Charles Parish Public Improvements
(FGIC)
     600,000     6.80   12/01/98       605,604
St. Tammany Parish (FGIC)
   1,000,000     6.50   12/01/02     1,027,500
     750,000     6.50   12/01/05       769,170
St. Tammany Parish District #3 Series A
(FGIC)
   1,000,000     6.50   12/01/03     1,027,500
St. Tammany Parish School District #12
(FGIC)
     550,000     6.50   03/01/01       588,973
     400,000     6.50   03/01/04       424,248
Sulphur Public Improvements (MBIA)
     150,000     6.00   03/01/00       152,081
     615,000     6.00   03/01/01       623,530
Tangipahoa Parish School District #1
   1,435,000     6.15   12/01/07     1,500,522
                                 -------------
Total Sales Tax Revenue.........    72,757,731
                                 -------------

                               PARAGON PORTFOLIO

                            STATEMENT OF INVESTMENTS

                  PARAGON LOUISIANA TAX-FREE FUND-(Continued)

                                  May 31, 1995

                                  (Unaudited)
   The accompanying notes are an integral part of these financial statements.
                                       13

 Principal  Interest    Maturity
   Amount     Rate        Date       Value
----------- ---------- --------- ------------
Louisiana Municipal Bond Obligations-Continued
UTILITY REVENUE-3.2%
Bossier City Public Improvements (FGIC)
 $  550,000    6.88%    11/01/08     $591,222
Houma (FGIC)
  1,560,000    6.13     01/01/07    1,657,859
Shreveport Water & Sewer
    500,000    6.25     12/01/03      542,870
Shreveport Water & Sewer (FGIC)
    930,000    7.75     12/01/02    1,091,299
Terrebone Parish Waterworks (FGIC)
    690,000    5.70     11/01/06      710,693
Ville Platte Parish
  1,555,000    5.50     05/01/09    1,500,217
                                 ------------
Total Utility Revenue...........    6,094,160
                                 ------------
MISCELLANEOUS LOUISIANA MUNICIPAL BONDS-5.6%
Bastrop Pollution Control Industrial
Development (International Paper)
  2,500,000    6.90     03/01/07    2,688,925
Caddo Parish Industrial Development
Revenue (Wal-Mart Stores, Inc.)
    470,000    5.95     11/01/07      478,192
De Soto Parish Pollution Control
  1,000,000    5.05     12/01/02      989,480
East Baton Rouge Mortgage Finance Authority
    770,000    4.90     10/01/05      722,175
East Baton Rouge Mortgage Finance
Authority (GNMA/FNMA collateralized)
  1,390,000    5.45     10/01/03    1,411,503
Iberia Home Mortgage Loan Association
  1,575,000    7.38     01/01/11    1,689,723
LA Housing Finance Agency
  1,100,000    5.70     06/01/15    1,102,926
LA Public Facilities Authority
Multi-Housing Linlake Village
    610,000    5.25(a)  06/01/07      615,813
LA Public Facilities Authority Shreveport
Single Family Mortgage
  1,018,790    8.45     12/01/12    1,091,410
                                 ------------
Total Miscellaneous
Louisiana Municipal
Bonds...........................   10,790,147
                                 ------------
Total Louisiana Municipal
Bond Obligations
(cost $184,261,635)............. $187,531,927
                                 ------------

 Principal Interest         Maturity
  Amount     Rate             Date       Value
---------- ---------------- -------- -------------
           Short-Term Obligations-2.4%

Burke County Georgia Pollution
Control
$1,500,000         4.02%(a) 07/01/24   $1,500,000
LA State Recovery District Tax
 2,000,000         4.55(a)  07/01/97    2,000,000
   400,000         2.93(a)  07/01/98      400,000
North Alabama Environmental Pollution
Center
   800,000         4.33(a)  12/01/00      800,000
                                     -------------
Total Short-Term
Obligations
(cost $4,700,000)...................   $4,700,000
                                     -------------
                                     -------------
Total Investments
(cost $188,961,635(b)).............. $192,231,927
                                     -------------
                                     -------------

--------------------------------------------------

Federal Income Tax Information:
Gross unrealized gain for
investments in which value
exceeds cost........................   $4,648,835
Gross unrealized loss for
investments in which cost
exceeds value.......................   (1,378,543)
                                     -------------
Net unrealized gain.................   $3,270,292
                                     -------------
                                     -------------

-------------------------------------------------------------------------------

(a) Variable rate security. Coupon rate disclosed is that which is in effect at May 31, 1995.
(b) The cost stated also represents aggregate cost for federal income tax purposes.

AMBAC-Insured by American Municipal Bond Assurance
Corporation.
BIG -Insured by Bond Investors Guaranty Insurance
Company.
FGIC -Insured by Financial Guaranty Insurance
Corporation.
FSA -Insured by Financial Security Assurance, Inc.
MBIA -Insured by Municipal Bond Investors Assurance
Corporation.

 The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.
                               PARAGON PORTFOLIO

                            STATEMENT OF INVESTMENTS

                  PARAGON LOUISIANA TAX-FREE FUND-(Continued)

May 31, 1995
(Unaudited)

   The accompanying notes are an integral part of these financial statements.
                                       14

 Shares           Description                  Value
------- ---------------------------------- ------------
                  Common Stocks-84.5%
BASIC MATERIALS & NATURAL RESOURCES-8.0%
 90,000 Dow Chemical Co.                   $  6,603,750
 75,000 Du Pont (E.I.) De Nemours & Co.       5,090,625
 80,000 Nucor Corp.                           3,820,000
                                           ------------
                                             15,514,375
                                           ------------
CAPITAL EQUIPMENT & SERVICES-4.1%
100,000 Allied Signal, Inc.                   4,037,500
 70,000 Johnson Controls, Inc.                4,007,500
                                           ------------
                                              8,045,000
                                           ------------
CONSUMER CYCLICAL-16.0%
200,000 Carnival Corp.                        4,650,000
120,000 Chrysler Corp.(b)                     5,235,000
200,000 Consolidated Stores Corp.(a)          3,750,000
150,000 Heilig Meyers Co.                     3,581,250
165,000 Home Depot, Inc.                      6,868,125
150,000 Office Depot, Inc.(a)                 3,600,000
140,000 Wal-Mart Stores, Inc.                 3,500,000
                                           ------------
                                             31,184,375
                                           ------------
CONSUMER NONCYCLICAL-13.7%
        Columbia/HCA Healthcare
125,000 Corp.                                 5,109,375
 65,000 Darden Restaurants, Inc.(a)             715,000
100,000 Duracell International, Inc.          4,325,000
135,000 Foundation Health Corp.(a)            3,796,875
 65,000 General Mills, Inc.                   3,371,875
120,000 Healthcare Compare Corp.(a)           3,750,000
150,000 United Healthcare Corp.               5,587,500
                                           ------------
                                             26,655,625
                                           ------------
ENERGY-7.1%
100,000 Amoco Corp.                           6,837,500
100,000 Murphy Oil Corp.                      4,375,000
 80,000 Sun Co., Inc.                         2,520,000
                                           ------------
                                             13,732,500
                                           ------------


 Shares            Description                   Value
------- ------------------------------------ ------------
                 Common Stocks-Continued
FINANCE-8.2%
 81,000 CCB Financial Corp.(b)                 $3,341,250
        Federal National Mortgage
 50,000 Association                             4,650,000
        First American Corp. of
120,000 Tennessee                               4,162,500
175,000 Southtrust Corp.                        3,740,625
                                             ------------
                                               15,894,375
                                             ------------
TECHNOLOGY-15.6%
130,000 Compaq Computer Corp.(a)                5,086,250
100,000 General Instrument Corp.                3,087,500
 85,000 Intel Corp.                             9,541,250
 65,000 Texas Instruments, Inc.                 7,515,625
 10,000 Vishay Intertechnology, Inc.(a)           653,460
 40,000 Xerox Corp.                             4,535,000
                                             ------------
                                               30,419,085
                                             ------------
TRANSPORTATION-1.2%
100,000 Atlantic Southeast Airlines, Inc.       2,412,500
                                             ------------
UTILITIES-10.6%
120,000 AT&T Corp.                              6,090,000
 41,500 BellSouth Corp.                         2,547,063
150,000 Enron Corp.                             5,475,000
250,000 WorldCom, Inc.(a)                       6,500,000
                                             ------------
                                               20,612,063
                                             ------------
Total Common Stocks
(cost $128,330,615)......................... $164,469,898
                                             ------------
                  Preferred Stocks-5.8%
        Ashland Oil Co., Convertible
 55,000  Preferred, 3.13%                     $ 3,245,000
        Corning Delaware LP,
 75,000  Convertible Preferred, 6.00%           3,731,250
        Ford Motor Co., Convertible
 45,000  Preferred, 4.20%                       4,297,500
                                             ------------
Total Preferred Stocks
(cost $11,095,795).......................... $ 11,273,750
                                             ------------

                               PARAGON PORTFOLIO

                            STATEMENT OF INVESTMENTS

                           PARAGON VALUE GROWTH FUND

May 31, 1995
(Unaudited)

   The accompanying notes are an integral part of these financial statements.
                                       15

 Principal  Interest Maturity
   Amount     Rate     Date       Value
----------- -------- -------- ------------
        Corporate Obligations-2.9%
Avnet, Inc.
$ 2,800,000 6.00%    04/15/12   $3,097,500
Sports & Recreation, Inc.
  3,250,000 4.25     11/01/00    2,474,063
                              ------------
Total Corporate
Obligations
(cost $6,410,210) ...........   $5,571,563
                              ------------
        Repurchase Agreements-7.5%
State Street Bank & Trust Co., dated
05/31/95, repurchase price $14,592,229
(U.S. Treasury Note: $14,540,000,
6.63%, 03/31/97)
$14,590,000  5.50%   06/01/95 $ 14,590,000
                              ------------
Total Repurchase
Agreements
(cost $14,590,000) .......... $ 14,590,000
                              ------------
Total Investments
(cost $160,426,620(c))....... $195,905,211
                              ------------
                              ------------

-------------------------------------------------------------------------------
Federal Income Tax Information:
Gross unrealized gain for investments
in which value exceeds cost..........  $39,485,811
Gross unrealized loss for investments
in which cost exceeds value..........   (4,007,220)
                                      -------------
Net unrealized gain.................. $ 35,478,591
                                      -------------
                                      -------------

---------------------------------------------------

(a) Non-income producing security.

(b) There are common stock rights attached to these securities.

(c) The cost stated also represents aggregate cost for federal income tax purposes.

 The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.

                               PARAGON PORTFOLIO

                            STATEMENT OF INVESTMENTS

                     PARAGON VALUE GROWTH FUND-(Continued)

                                  May 31,1995
                                  (Unaudited)

   The accompanying notes are an integral part of these financial statements.

Shares          Description              Value
------ ----------------------------- ------------

               Common Stocks-83.6%
BASIC MATERIALS & NATURAL RESOURCES-8.9%
60,000 Birmingham Steel Corp.        $  1,125,000
50,000 Dow Chemical Co.                 3,668,750
       Du Pont (E.I.) de Nemours &
53,000 Co.                              3,597,375
25,000 International Paper Co.          1,965,625
                                     ------------
                                       10,356,750
                                     ------------
CAPITAL EQUIPMENT & SERVICES-12.2%
20,000 Deere & Co.                      1,730,000
22,000 ITT Corp.                        2,461,250
21,000 Johnson Controls, Inc.           1,202,250
68,600 Lockheed Martin Corp.            4,081,700
20,000 Paccar, Inc.(b)                    962,500
48,600 Raytheon Co.(b)                  3,766,500
                                     ------------
                                       14,204,200
                                     ------------
CONSUMER CYCLICAL-9.3%
45,000 Chrysler Corp.(b)                1,963,125
70,000 Fleetwood Enterprises, Inc.      1,452,500
60,600 JC Penney, Inc.                  2,855,775
46,000 Reebok International Ltd.        1,541,000
20,000 Sears Roebuck & Co.              1,127,500
35,000 VF Corp.                         1,863,750
                                     ------------
                                       10,803,650
                                     ------------
CONSUMER NONCYCLICAL-18.0%
85,000 Baxter International, Inc.       2,964,375
25,000 Bristol-Myers Squibb Co.         1,659,375
       Columbia/HCA Healthcare
35,000 Corp.                            1,430,625
45,000 Conagra, Inc.                    1,501,875
93,000 IBP Inc.                         3,487,500
50,000 Philip Morris Companies, Inc.    3,643,750
70,000 Premark International, Inc.      3,491,250
36,000 Schering Plough Corp.(b)         2,835,000
                                     ------------
                                       21,013,750
                                     ------------

Shares            Description                Value
------ --------------------------------- ------------
               Common Stocks-Continued
ENERGY-7.4%
24,000 Chevron Corp.(b)                  $  1,179,000
15,000 Exxon Corp.                          1,070,625
44,000 Mobil Corp.(b)                       4,416,500
       Royal Dutch Petroleum Co.
15,000 ADR                                  1,901,250
                                         ------------
                                            8,567,375
                                         ------------
FINANCE-7.3%
       Federal National Mortgage
19,100 Assn.                                1,776,300
60,000 First Tennessee National Corp.       2,632,500
30,000 Merrill Lynch & Co., Inc.            1,410,000
71,000 Reliastar Financial Corp.            2,635,875
                                         ------------
                                            8,454,675
                                         ------------
TECHNOLOGY-11.2%
50,000 Avnet, Inc.                          2,275,000
23,000 Compaq Computer Corp.(a)               899,875
20,000 Intel Corp.                          2,245,000
       International Business
30,000 Machines Corp.                       2,797,500
       Morgan Stanley Group, Inc.
50,000 (Cisco Systems, Inc.-PERQS)          1,806,250
11,700 Texas Instruments, Inc.              1,352,812
15,000 Xerox Corp.                          1,700,625
                                         ------------
                                           13,077,062
                                         ------------
TRANSPORTATION-3.0%
40,000 Atlantic Southeast Airlines, Inc.      965,000
25,000 British Airways ADR                  1,643,750
40,000 Consolidated Freightways, Inc.         950,000
                                         ------------
                                            3,558,750
                                         ------------
UTILITIES-6.3%
37,000 BellSouth Corp.                      2,270,875
45,000 Entergy Corp.                        1,113,750
90,000 Peco Energy Co.                      2,531,250
42,000 Sprint Corp.                         1,407,000
                                         ------------
                                            7,322,875
                                         ------------
       Total Common Stocks
       (cost $78,887,082)...............  $97,359,087
                                         ------------

                               PARAGON PORTFOLIO

                            STATEMENT OF INVESTMENTS

                        PARAGON VALUE EQUITY INCOME FUND

                                  May 31, 1995
                                  (Unaudited)
   The accompanying notes are an integral part of these financial statements.
                                       17

Shares          Description             Value
------ ---------------------------- ------------
              Preferred Stocks-8.9%
       Burlington Northern, Inc.,
15,000 Convertible Preferred, 6.25%   $1,001,250
       Citicorp, Convertible
26,000 Preferred, 5.38%                3,770,000
       Ford Motor Co., Convertible
35,600 Preferred, 4.20%                3,399,800
       General Motors Corp.,
35,500 Convertible Preferred, 3.25%    2,201,000
                                    ------------
       Total Preferred Stocks
       (cost $9,055,436)........... $ 10,372,050
                                    ------------

 Principal Interest Maturity
  Amount     Rate     Date
---------- -------- -------- -----------
       Corporate Obligations-6.2%
Avnet, Inc.
$1,050,000    6.00% 04/15/12  $1,161,563
Healthsouth Rehabilitation
 1,000,000    5.00  04/01/01   1,085,000
Hechinger Co.
 2,500,000    5.50  04/01/12   1,612,500
Pennzoil Co.
 2,250,000    6.50  01/15/03   2,655,000
Sports & Recreation, Inc.
   980,000    4.25  11/01/00     746,025
                             -----------
Total Corporate Obligations
(cost $7,619,941)........... $ 7,260,088
                             -----------

 Principal Interest Maturity
  Amount     Rate     Date       Value
---------- -------- -------- ------------
        Repurchase Agreements-1.1%
State Street Bank & Trust Company,
dated 05/31/95, repurchase price
$1,265,193 (U.S. Treasury Note:
$1,265,000, 6.63%, 03/31/97)
$1,265,000    5.50% 06/01/95  $ 1,265,000
                             ------------
Total Repurchase
Agreements
(cost $1,265,000)...........  $ 1,265,000
                             ------------
Total Investments
(cost $96,827,459(c))....... $116,256,225
                             ------------
                             ------------

-------------------------------------------------------------------------------

Federal Income Tax Information:
Gross unrealized gain for investments
in which value exceeds cost.......... $ 21,122,479
Gross unrealized loss for investments
in which cost exceeds value..........   (1,693,713)
                                      -------------
Net unrealized gain..................  $19,428,766
                                      -------------
                                      -------------

---------------------------------------------------

(a) Non-income producing security.
(b) There are common stock rights attached to these securities.
(c) The cost stated also represents aggregate cost for federal income tax purposes.

ADR -American Depository Receipt
PERQS-Performance Equity-Linked Quarterly-Pay
Security

 The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.
                               PARAGON PORTFOLIO

                            STATEMENT OF INVESTMENTS

                  PARAGON VALUE EQUITY INCOME FUND-(Continued)

                                  May 31, 1995
                                  (Unaudited)
   The accompanying notes are an integral part of these financial statements.
                                       18

 Shares            Description              Value
------- -------------------------------- -----------
                 Common Stocks-89.8%
BASIC MATERIALS & NATURAL RESOURCES-7.9%
100,000 Albemarle Corp.                  $ 1,537,500
 60,000 Georgia Gulf Corp.                 1,822,500
 65,000 Image Industries, Inc.(a)            682,500
 50,000 Nucor Corp.                        2,387,500
 65,000 Shaw Group, Inc.                     528,125
                                         -----------
                                           6,958,125
                                         -----------
CAPITAL EQUIPMENT & SERVICES-1.9%
110,000 Union Switch & Signal, Inc.(a)     1,711,875
                                         -----------
CONSUMER CYCLICAL-16.2%
120,000 Autozone, Inc.(a)                  2,790,000
 75,000 Cameron Ashley, Inc.(a)              843,750
 40,000 Dollar General Corp.               1,135,000
100,000 Heilig Meyers Co.                  2,387,500
 50,000 Michaels Stores, Inc.(a)           1,131,250
135,000 Office Depot, Inc.(a)              3,240,000
114,000 River Oaks Furniture, Inc.(a)      1,425,000
120,000 Sports & Recreation, Inc.(a)       1,380,000
                                         -----------
                                          14,332,500
                                         -----------
CONSUMER NONCYCLICAL-13.1%
100,000 Apple South, Inc.                  1,737,500
 25,000 Coastal Physician Group, Inc.(a)     390,625
125,000 Coventry Corp.(a)                  2,578,125
 75,000 Cracker Barrel Old Country Store   1,828,125
 50,000 HeathWise of America, Inc.(a)      1,462,500
        Inphynet Medical Management,
 87,000 Inc.(a)                            1,413,750
800,000 Isolyser Company, Inc.(a)          2,120,000
                                         -----------
                                          11,530,625
                                         -----------
ENERGY-7.9%
100,000 Benton Oil & Gas Co.(a)            1,312,500
100,000 Input/Output Inc.(a)               3,400,000
 95,000 Landmark Graphics Corp.(a)         2,244,375
                                         -----------
                                           6,956,875
                                         -----------

 Shares            Description               Value
------- --------------------------------- -----------
               Common Stocks-Continued
FINANCE-21.9%
 75,000 American Federal Bank, FSB        $ 1,050,000
 45,000 Bankers First Corp.                 1,215,000
 55,000 First Financial Management Corp.    3,905,000
 20,000 Leader Financial Corp.                540,000
 80,000 Medaphis Corp.(a)                   4,820,000
120,000 Regional Acceptance Corp.(a)        1,890,000
 85,000 Stewart Enterprises, Inc.           2,550,000
        United Companies Financial
 77,000 Corp.                               3,407,250
                                          -----------
                                           19,377,250
                                          -----------
TECHNOLOGY-8.0%
 60,000 Acxiom Corp.(a)                     1,170,000
 40,000 DSC Communications Corp.(a)(b)      1,480,000
        Mobile Telecomunications
 55,000 Technology Corp.(a)                 1,237,500
100,000 SCI Systems, Inc.(a)                2,075,000
 60,000 Scientific-Atlanta, Inc.            1,117,500
                                          -----------
                                            7,080,000
                                          -----------
TRANSPORTATION-4.8%
120,000 Atlantic Southeast Airlines, Inc.   2,895,000
 75,000 Miller Industries, Inc.(a)          1,378,125
                                          -----------
                                            4,273,125
                                          -----------
UTILITIES-8.1%
100,000 Communications Central, Inc.(a)       825,000
100,000 EqualNet Holding Corp.(a)           1,637,500
180,000 WorldCom, Inc.(a)                   4,680,000
                                          -----------
                                            7,142,500
                                          -----------
Total Common Stocks
(cost $61,044,615)....................... $79,362,875
                                          -----------

                               PARAGON PORTFOLIO

                            STATEMENT OF INVESTMENTS

                         PARAGON GULF SOUTH GROWTH FUND

                                  May 31, 1995
                                  (Unaudited)
   The accompanying notes are an integral part of these financial statements.
                                       19

 Principal Interest Maturity
  Amount     Rate     Date      Value
---------- -------- -------- -----------
       Repurchase Agreements-9.7%
State Street Bank & Trust Company,
dated 05/31/95, repurchase price
$8,531,303 (U.S. Treasury Note:
$8,505,000, 6.63%, 03/31/97)
$8,530,000    5.50% 06/01/95  $8,530,000
                             -----------
Total Repurchase
Agreements
(cost $8,530,000)...........  $8,530,000
                             -----------
Total Investments
(cost $69,574,615(c))....... $87,892,875
                             -----------
                             -----------

-------------------------------------------------------------------------------

Federal Income Tax Information:
Gross unrealized gain for investments
in which value exceeds cost.......... $23,435,921
Gross unrealized loss for investments
in which cost exceeds value..........  (5,117,661)
                                      ------------
Net unrealized gain.................. $18,318,260
                                      ------------
                                      ------------

--------------------------------------------------


(a) Non-income producing security.
(b) There are common stock rights attached to these securities.
(c) The cost stated also represents aggregate cost for federal income tax purposes.

 The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.
                               PARAGON PORTFOLIO

                            STATEMENT OF INVESTMENTS

                   PARAGON GULF SOUTH GROWTH FUND-(Continued)

May 31, 1995
(Unaudited)

   The accompanying notes are an integral part of these financial statements.
                                       20

                      [THIS PAGE INTENTIONALLY LEFT BLANK]
                                       21

                               PARAGON PORTFOLIO

                      STATEMENTS OF ASSETS AND LIABILITIES

                                  May 31, 1995
                                  (Unaudited)

                                                                                Treasury    Short-Term
                                                                               Money Market  Government
                                                                                   Fund         Fund
                                                                               ------------ -------------
ASSETS:
Investments in securities, at value
(cost $309,514,333, $131,278,364, $322,945,422, $188,961,635, $160,426,620,
$96,827,459, and $69,574,615, respectively)................................... $309,514,333 $130,434,569
Cash..........................................................................       36,851        4,478
Receivables:
Investment securities sold....................................................           -            -
Interest......................................................................      585,249    1,100,523
Dividends.....................................................................           -            -
Fund shares sold..............................................................           -         7,952
Deferred organization expenses, net...........................................           -            -
Other.........................................................................       21,985        2,172
                                                                               ------------ -------------
Total assets..................................................................  310,158,418  131,549,694
                                                                               ------------ -------------
LIABILITIES:
Payables:
Investment securities purchased...............................................           -            -
Fund shares redeemed..........................................................           -        11,444
Dividends and distributions...................................................    1,491,077      550,655
Advisory fees.................................................................       51,557       55,378
Administrative fees...........................................................       38,668       16,616
Transfer agent fees...........................................................        9,923       19,098
Accrued expenses and other liabilities........................................       45,527       67,942
                                                                               ------------ -------------
Total liabilities.............................................................    1,636,752      721,133
                                                                               ------------ -------------
NET ASSETS:
Paid-in capital...............................................................  308,460,838  132,802,292
Accumulated undistributed (distributions in excess of) net investment income..           -            -
Accumulated net realized gain (loss) on investment transactions...............       60,828   (1,129,936)
Net unrealized gain (loss) on investments.....................................           -      (843,795)
                                                                               ------------ -------------
Net assets.................................................................... $308,521,666 $130,828,561
                                                                               ------------ -------------
                                                                               ------------ -------------
Shares of beneficial interest outstanding ($0.01 par value), unlimited number of shares authorized:
Class A Shares................................................................  308,460,838   12,903,084
                                                                               ------------ -------------
                                                                               ------------ -------------

Class B Shares................................................................           -        16,206
                                                                               ------------ -------------
                                                                               ------------ -------------
Class A Shares
Net asset value and redemption price per share
(net assets/shares outstanding)...............................................        $1.00       $10.13
                                                                               ------------ -------------
                                                                               ------------ -------------
Maximum public offering price per share (NAV per share ~ 1.0471,
where applicable).............................................................        $1.00       $10.60
                                                                               ------------ -------------
                                                                               ------------ -------------
Class B Shares
Net asset value and offering price per share (net assets/shares outstanding)..           -        $10.13
                                                                               ------------ -------------
                                                                               ------------ -------------
Redemption price per share (NAV per share - 0.950, where applicable)..........           -         $9.62
                                                                               ------------ -------------
                                                                               ------------ -------------



   The accompanying notes are an integral part of these financial statements.
                                       22


Intermediate-    Louisiana       Value     Value Equity   Gulf South
  Term Bond      Tax-Free       Growth        Income        Growth
    Fund           Fund          Fund          Fund          Fund
-------------- ------------- ------------- ------------- ------------
$328,201,163   $192,231,927  $195,905,211  $116,256,225  $87,892,875
         872        563,395         1,330         4,563        3,467
          -              -             -             -       803,403
   4,301,502      3,251,444        35,206        98,214        1,303
          -              -        480,818       339,616       16,450
      13,098         46,630        37,801        11,221       35,313
          -              -             -             -         6,091
          -           2,363         3,106         7,323        1,088
-------------- ------------- ------------- ------------- ------------
 332,516,635    196,095,759   196,463,472   116,717,162   88,759,990
-------------- ------------- ------------- ------------- ------------
  14,968,750      1,867,217     1,617,535            -       256,250
      26,534         58,164        16,189        15,331        9,716
   1,592,539        648,737        31,787        43,222           -
     132,227         67,295       106,859        59,840       48,273
      39,668         16,821        24,668        18,321       11,140
          -          25,039        42,605        11,335       18,152
     145,950         90,040        36,650        43,715       26,284
-------------- ------------- ------------- ------------- ------------
  16,905,668      2,773,313     1,876,293       191,764      369,815
-------------- ------------- ------------- ------------- ------------
 314,398,648    190,800,935   150,654,300    95,949,673   67,102,635
     279,975             -         (2,478)       (2,622)    (104,878)
  (4,323,397)      (748,781)    8,456,766     1,149,581    3,074,158
   5,255,741      3,270,292    35,478,591    19,428,766   18,318,260
-------------- ------------- ------------- ------------- -----------
$315,610,967   $193,322,446  $194,587,179  $116,525,398  $88,390,175
-------------- ------------- ------------- ------------- -----------
-------------- ------------- ------------- ------------- -----------
  30,607,630     18,165,248    12,964,665     8,990,577    5,431,525
-------------- ------------- ------------- ------------- -----------
-------------- ------------- ------------- ------------- -----------
      66,573         87,823        97,623        18,784       64,285
-------------- ------------- ------------- ------------- -----------
-------------- ------------- ------------- ------------- -----------
      $10.29         $10.59        $14.90        $12.93       $16.08
-------------- ------------- ------------- ------------- -----------
-------------- ------------- ------------- ------------- -----------
      $10.77         $11.09        $15.60        $13.54       $16.84
-------------- ------------- ------------- ------------- -----------
-------------- ------------- ------------- ------------- -----------
      $10.32         $10.62        $14.88        $12.94       $15.99
-------------- ------------- ------------- ------------- -----------
-------------- ------------- ------------- ------------- -----------
       $9.80         $10.09        $14.14        $12.29       $15.19
-------------- ------------- ------------- ------------- -----------
-------------- ------------- ------------- ------------- -----------

                               PARAGON PORTFOLIO

                            STATEMENTS OF OPERATIONS

                     For the Six Months Ended May 31, 1995
                                  (Unaudited)

                                                         Treasury       Short-Term
                                                       Money Market    Government
                                                           Fund            Fund
                                                       --------------- ----------
INVESTMENT INCOME:
Interest.............................................. $8,907,248      $4,276,629
Dividends (b).........................................         -             -
                                                       --------------- ----------
Total income..........................................  8,907,248       4,276,629
                                                       --------------- -----------
EXPENSES:
Advisory fees.........................................    299,143         338,205
Administration fees...................................    224,357         101,462
Transfer agent fees...................................     33,355          29,571
Custodian fees........................................     32,117          30,278
Professional fees.....................................     15,780          12,997
Trustee fees..........................................      2,917           2,063
Registration fees.....................................         -            6,476
Amortization of deferred organization expenses........      1,566             945
Other.................................................      6,955           6,851
                                                       --------------- -----------
Total expenses........................................    616,190         528,848
Class B Share distribution fees.......................         -              475
                                                       --------------- -----------
Total expenses and Class B Share distribution fees....    616,190         529,323
                                                       --------------- -----------
Net investment income (loss)..........................  8,291,058       3,747,306
                                                       --------------- -----------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain (loss) on investment transactions...    135,732        (181,534)
Net change in unrealized gain on investments..........         -        3,830,924
                                                       --------------- -----------
Net realized and unrealized gain on investments.......    135,732       3,649,390
                                                       --------------- -----------
Net increase in net assets resulting from operations.. $8,426,790      $7,396,696
                                                       --------------- -----------
                                                       --------------- -----------

------

(a) The Investment Advisor and Administrator waived fees of $97,494 and $48,746, respectively, during the six months ended May 31, 1995.
(b) For the Value Equity Income Fund, amount is net of $12,258 in foreign withholding taxes.

   The accompanying notes are an integral part of these financial statements.


Intermediate-  Louisiana           Value              Value Equity          Gulf South
  Term Bond     Tax-Free           Growth                Income               Growth
    Fund        Fund(a)             Fund                  Fund                 Fund
------------- ----------------- --------------------- --------------------- -----------------
 $11,542,797   $5,649,116          $403,995              $343,462             $206,684
          -            -          1,927,994             1,539,401              111,875
------------- ----------------- --------------------- --------------------- -----------------
  11,542,797    5,649,116         2,331,989             1,882,863              318,559
------------- ----------------- --------------------- --------------------- -----------------
     751,966      389,974           591,455               347,168              269,982
     225,590       97,494           136,490                80,116               62,304
      46,466       44,770            87,379                26,461               57,801
      55,822       52,045            26,395                17,287               18,998
      25,971       15,038            11,142                 5,914                5,228
       4,125        2,380             1,895                 1,020                  875
      12,990        7,889                -                     -                    -
       1,756          581               518                   850                2,806
      15,432       20,356             8,221                 4,758                3,037
------------- ----------------- --------------------- --------------------- -----------------
   1,140,118      630,527           863,495               483,574              421,031
       1,779        1,923             3,338                   381                2,406
------------- ----------------- --------------------- --------------------- -----------------
   1,141,897      632,450           866,833               483,955              423,437
------------- ----------------- --------------------- --------------------- -----------------
  10,400,900    5,016,666         1,465,156             1,398,908             (104,878)
------------- ----------------- --------------------- --------------------- -----------------
     (24,237)    (309,619)        8,456,111             1,149,288            3,073,993
  23,043,658   11,433,036        12,366,611            14,686,596            5,926,408
------------- ----------------- --------------------- --------------------- -----------------
  23,019,421   11,123,417        20,822,722            15,835,884            9,000,401
------------- ----------------- --------------------- --------------------- -----------------
 $33,420,321  $16,140,083       $22,287,878           $17,234,792           $8,895,523
------------- ----------------- --------------------- --------------------- -----------------
------------- ----------------- --------------------- --------------------- -----------------

                               PARAGON PORTFOLIO

                      STATEMENTS OF CHANGES IN NET ASSETS

                     For the Six Months Ended May 31, 1995
                                  (Unaudited)


                                                                         Treasury       Short-Term
                                                                       Money Market     Government
                                                                           Fund            Fund
                                                                      ---------------- --------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS:
Net investment income (loss).........................................     $8,291,058     $3,747,306
Net realized gain (loss) on investment transactions..................        135,732       (181,534)
Net change in unrealized gain on investments.........................             -       3,830,924
                                                                      ---------------- --------------
Increase in net assets resulting from operations.....................      8,426,790      7,396,696
                                                                      ---------------- --------------
DISTRIBUTIONS TO SHAREHOLDERS:
From net investment income
Class A Shares.......................................................     (8,291,378)    (3,744,299)
Class B Shares.......................................................             -          (3,007)
In excess of net investment income
Class A Shares.......................................................               -              -
From net realized gains
Class A Shares.......................................................        (74,904)            -
Class B Shares.......................................................             -              -
                                                                      ---------------- --------------
Total distributions to shareholders..................................     (8,366,282)    (3,747,306)
                                                                      ---------------- --------------
TRUST SHARE TRANSACTIONS:
Net proceeds from the sale of shares.................................    483,307,225      4,355,949
Reinvestment of dividends and distributions..........................        313,399        211,868
Cost of shares redeemed..............................................   (471,524,411)   (20,387,164)
                                                                      ---------------- --------------
Net increase (decrease) in net assets from Trust share transactions..     12,096,213    (15,819,347)
                                                                      ---------------- --------------
Total increase (decrease)............................................     12,156,721    (12,169,957)
                                                                      ---------------- --------------
NET ASSETS:
Beginning of period..................................................    296,364,945    142,998,518
                                                                      ---------------- --------------
End of period........................................................   $308,521,666   $130,828,561
                                                                      ---------------- --------------
                                                                      ---------------- --------------
ACCUMULATED UNDISTRIBUTED (DISTRIBUTIONS IN EXCESS OF)
NET INVESTMENT INCOME ...............................................            $-             $-
                                                                      ---------------- --------------
                                                                      ---------------- --------------
SUMMARY OF SHARE TRANSACTIONS:
Class A Shares
Sold.................................................................    483,307,225        424,097
Issued on reinvestment of dividends and distributions................        313,399         20,963
Redeemed.............................................................   (471,524,411)    (2,048,712)
                                                                      ---------------- --------------
                                                                          12,096,213     (1,603,652)
                                                                      ---------------- --------------
Class B Shares
Sold.................................................................             -          13,687
Issued on reinvestment of dividends and distributions................             -             301
Redeemed.............................................................             -          (1,953)
                                                                      ---------------- --------------
                                                                                  -          12,035
                                                                      ---------------- --------------
Net increase (decrease) in shares outstanding........................     12,096,213     (1,591,617)
                                                                      ---------------- --------------
                                                                      ---------------- --------------

   The accompanying notes are an integral part of these financial statements.



Intermediate-   Louisiana                 Value     Value Equity        Gulf South
  Term Bond     Tax-Free                 Growth        Income             Growth
    Fund          Fund                    Fund          Fund               Fund
------------- ----------------------- ------------- ------------------ ------------------
 $10,400,900    $5,016,666              $1,465,156    $1,398,908         $(104,878)
     (24,237)     (309,619)              8,456,111     1,149,288         3,073,993
  23,043,658    11,433,036              12,366,611    14,686,596         5,926,408
------------- ----------------------- ------------- ------------------ ------------------
  33,420,321    16,140,083              22,287,878    17,234,792         8,895,523
------------- ----------------------- ------------- ------------------ ------------------
 (10,386,448)   (5,005,481)             (1,457,273)   (1,408,716)               -
     (14,452)      (11,185)                 (4,606)       (1,173)               -
          -             -                   (2,478)       (2,662)               -
          -             -               (5,514,632)   (3,322,240)       (1,410,185)
          -             -                  (18,700)       (1,060)           (7,604)
------------- ----------------------- ------------- ------------------ ------------------
 (10,400,900)   (5,016,666)             (6,997,689)   (4,735,851)       (1,417,789)
------------- ----------------------- ------------- ------------------ ------------------
  12,578,767     8,557,329              13,519,297     7,104,259         7,412,585
     720,749       988,736               1,305,180       243,985           327,635
 (18,080,605)  (24,370,886)             (9,137,340)   (6,716,865)       (4,598,768)
------------- ----------------------- ------------- ------------------ ------------------
  (4,781,089)  (14,824,821)              5,687,137       631,379         3,141,452
------------- ----------------------- ------------- ------------------ ------------------
  18,238,332    (3,701,404)             20,977,326    13,130,320        10,619,186
------------- ----------------------- ------------- ------------------ ------------------
 297,372,635   197,023,850             173,609,853   103,395,078        77,770,989
------------- ----------------------- ------------- ------------------ ------------------
$315,610,967  $193,322,446            $194,587,179  $116,525,398       $88,390,175
------------- ----------------------- ------------- ------------------ ------------------
------------- ----------------------- ------------- ------------------ ------------------
    $279,975           $-                  $(2,478)      $(2,622)              $(104,878)
------------- ----------------------- ------------- ------------------ ------------------
------------- ----------------------- ------------- ------------------ ------------------
   1,241,935       753,315                 896,670       594,243           430,149
      71,830        94,526                  93,918        21,053            21,529
  (1,850,228)   (2,346,480)               (645,232)     (572,082)         (295,343)
------------- ----------------------- ------------- ------------------ ------------------
    (536,463)             (1,498,639)      345,356              43,214            156,335
------------- ----------------------- ------------- ------------------ ------------------
      42,186        72,536                  68,824        15,925            50,257
       1,275           816                   1,717           200               523
      (3,066)       (5,907)                 (3,036)           (2)           (2,253)
------------- ----------------------- ------------- ------------------ ------------------
      40,395        67,445                  67,505        16,123            48,527
------------- ----------------------- ------------- ------------------ ------------------
    (496,068)   (1,431,194)                412,861        59,337           204,862
------------- ----------------------- ------------- ------------------ ------------------
------------- ----------------------- ------------- ------------------ ------------------

                               PARAGON PORTFOLIO

                      STATEMENTS OF CHANGES IN NET ASSETS

                      For the Year Ended November 30, 1994

                                                                         Treasury       Short-Term
                                                                       Money Market     Government
                                                                           Fund            Fund
                                                                      ---------------- --------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS:
Net investment income (loss).........................................    $10,164,395     $7,847,949
Net realized gain (loss) on investment transactions..................          4,992       (442,989)
Net change in unrealized gain (loss) on investments..................             -      (7,178,320)
                                                                      ---------------- --------------
Increase (decrease) in net assets resulting from operations..........     10,169,387        226,640
                                                                      ---------------- --------------
DISTRIBUTIONS TO SHAREHOLDERS:
From net investment income
Class A Shares.......................................................    (10,162,326)    (7,847,743)
Class B Shares.......................................................             -            (206)
In excess of net investment income
Class A Shares.......................................................               -              -
From net realized gains
Class A Shares.......................................................        (23,225)            -
In excess of net realized gains
Class A Shares.......................................................               -              -
                                                                      ---------------- --------------
Total distributions to shareholders..................................    (10,185,551)    (7,847,949)
                                                                      ---------------- --------------
TRUST SHARE TRANSACTIONS:
Net proceeds from the sale of shares.................................    984,598,161     37,944,427
Reinvestment of dividends and distributions..........................        180,411        392,469
Cost of shares redeemed..............................................   (984,527,520)   (57,707,000)
                                                                      ---------------- --------------
Net increase (decrease) in net assets from Trust share transactions..        251,052    (19,370,104)
                                                                      ---------------- --------------
Total increase (decrease)............................................        234,888    (26,991,413)
                                                                      ---------------- --------------
NET ASSETS:
Beginning of year....................................................    296,130,057    169,989,931
                                                                      ---------------- --------------
End of year..........................................................   $296,364,945   $142,998,518
                                                                      ---------------- --------------
                                                                      ---------------- --------------

ACCUMULATED UNDISTRIBUTED (DISTRIBUTIONS IN EXCESS OF)
NET INVESTMENT INCOME ...............................................           $320            $-
                                                                      ---------------- --------------
                                                                      ---------------- --------------
SUMMARY OF SHARE TRANSACTIONS:
Class A Shares
Sold.................................................................    984,598,161      3,731,929
Issued on reinvestment of dividends and distributions................        180,411         38,942
Redeemed.............................................................   (984,527,520)    (5,709,112)
                                                                      ---------------- --------------
                                                                             251,052     (1,938,241)
                                                                      ---------------- --------------
Class B Shares
Sold.................................................................             -           4,150
Issued on reinvestment of dividends and distributions................             -              21
Redeemed.............................................................             -              -
                                                                      ---------------- --------------
                                                                                  -           4,171
                                                                      ---------------- --------------
Net increase (decrease) in shares outstanding........................        251,052     (1,934,070)
                                                                      ---------------- --------------
                                                                      ---------------- --------------

   The accompanying notes are an integral part of these financial statements.


Intermediate-   Louisiana               Value     Value Equity         Gulf South
  Term Bond     Tax-Free               Growth        Income              Growth
    Fund          Fund                  Fund          Fund                Fund
------------- --------------------- ------------- ------------------- ------------------
 $21,188,128   $10,034,099            $2,380,116    $2,624,949          $(304,341)
  (4,254,181)     (403,188)            5,533,531     3,338,407          1,417,789
 (32,996,842)  (15,995,358)          (15,998,469)   (7,781,546)        (6,751,273)
------------- --------------------- ------------- ------------------- ------------------
 (16,062,895)   (6,364,447)           (8,084,822)   (1,818,190)        (5,637,825)
------------- --------------------- ------------- ------------------- ------------------
 (21,186,974)  (10,032,553)           (2,546,306)   (2,973,890)                -
      (1,154)       (1,546)                 (752)          (78)                -
          -             -                 (3,277)           -                  -
  (4,432,431)   (2,114,555)           (8,389,918)   (5,318,242)          (649,788)
     (44,979)      (35,974)                   -             -                  -
------------- --------------------- ------------- ------------------- ------------------
 (25,665,538)  (12,184,628)          (10,940,253)   (8,292,210)          (649,788)
------------- --------------------- ------------- ------------------- ------------------
  54,826,753    44,951,435            36,323,019    20,175,920         18,519,488
   1,726,372     2,652,558             1,878,153       337,716            119,773
 (58,987,271)  (28,564,772)          (16,706,771)   (9,806,704)        (9,562,871)
------------- --------------------- ------------- ------------------- ------------------
  (2,434,146)   19,039,221            21,494,401    10,706,932          9,076,390
------------- --------------------- ------------- ------------------- ------------------
 (44,162,579)      490,146             2,469,326       596,532          2,788,777
------------- --------------------- ------------- ------------------- ------------------
 341,535,214   196,533,704           171,140,527   102,798,546         74,982,212
------------- --------------------- ------------- ------------------- ------------------
$297,372,635  $197,023,850          $173,609,853  $103,395,078        $77,770,989
------------- --------------------- ------------- ------------------- ------------------
------------- --------------------- ------------- ------------------- ------------------
    $279,975           $-                $(3,277)      $11,021                $-
------------- --------------------- ------------- ------------------- ------------------
------------- --------------------- ------------- ------------------- ------------------
   5,310,502     4,228,003             2,439,323     1,661,828          1,146,632
     169,665       250,440               128,595        27,823              7,377
  (5,844,772)   (2,741,741)           (1,142,802)     (812,422)          (600,948)
------------- --------------------- ------------- ------------------- ------------------
    (364,605)    1,736,702             1,425,116       877,229            553,061
------------- --------------------- ------------- ------------------- ------------------
      26,061        22,736                30,070         2,653             15,758
         117           117                    55             8                 -
          -         (2,475)                   (7)           -                  -
------------- --------------------- ------------- ------------------- ------------------
      26,178        20,378                30,118         2,661             15,758
------------- --------------------- ------------- ------------------- ------------------
    (338,427)    1,757,080             1,455,234       879,890            568,819
------------- --------------------- ------------- ------------------- ------------------
------------- --------------------- ------------- ------------------- ------------------

                               PARAGON PORTFOLIO
                           TREASURY MONEY MARKET FUND
                              FINANCIAL HIGHLIGHTS
          SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                        Income from investment          Distributions to
                                                             operations                  shareholders from:
                                                        ---------------------         ----------------------


                                      Net asset                       Total                            Total
                                       value at           Net        income from    Net             distributions
                                      beginning       investment     investment    investment       to share-
                                      of period        income         operations   income             holders
                                      ----------       ---------     ------------  ----------       -------------

For the Six Months Ended May 31,
---------------------------------------------------------------------------------------------------------------
1995 Class A Shares (unaudited)         $1.00          $0.03          $0.03         $(0.03)          $(0.03)
For the Years Ended November 30,
---------------------------------------------------------------------------------------------------------------
1994 Class A Shares                      1.00           0.04           0.04          (0.04)           (0.04)

1993 Class A Shares                      1.00           0.03           0.03          (0.03)           (0.03)

1992 Class A Shares                      1.00           0.04           0.04          (0.04)           (0.04)

1991 Class A Shares                      1.00           0.06           0.06          (0.06)           (0.06)
For the Period December 29, 1989 (commencement of operations) through November 30,
-----------------------------------------------------------------------------------------------------------------
1990 Class A Shares                      1.00           0.07           0.07          (0.07)           (0.07)
------


                                                                                  Ratio of net
                                       Net asset                   Ratio of net   investment              Net
                                        value at                   expenses to    income               assets at
                                          end        Total         average net    to average              end
                                       of period     return(a)     assets         net assets       of period (000's)
                                      ----------     ---------    -------------   -------------    -----------------

For the Six Months Ended May 31,
-------------------------------------------------------------------------------------------------------------------
1995 Class A Shares (unaudited)         $1.00           5.73%(b)       0.41%(b)       5.54%(b)     $308,522
For the Years Ended November 30,
------------------------------------------------------------------------------------------------------------------------------
1994 Class A Shares                      1.00           3.68           0.43           3.60          296,365

1993 Class A Shares                      1.00           2.84           0.45           2.76          296,130

1992 Class A Shares                      1.00           3.71           0.46           3.43          334,003

1991 Class A Shares                      1.00           6.00           0.50           5.67          300,539
For the Period December 29, 1989 (commencement of operations) through November 30,
------------------------------------------------------------------------------------------------------------------------------
1990 Class A Shares                      1.00           7.91(b)        0.46(b)        7.73(b)       236,504
------


(a) Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period.
(b) Annualized.


   The accompanying notes are an integral part of these financial statements.
                                       30

                               PARAGON PORTFOLIO
                           SHORT-TERM GOVERNMENT FUND
                              FINANCIAL HIGHLIGHTS
          SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                                                        Distributions to shareholders

                                              Income from investment operations                       from:
                                           -------------------------------------------- -------------------------------------------
                                                           Net realized
                                  Net asset               and unrealized  Total                          Net            Total
                                  value at      Net       gain (loss)     income (loss)    Net         realized      distributions
                                 beginning   investment   on investment   from investment investment   gain on         to share-
                                 of period    income     transactions    operations       income      investments       holders
                                 ---------   ----------  --------------  ---------------  ----------- -----------    -------------
For the Six Months Ended May 31,
----------------------------------------------------------------------------------------------------------------------------------

1995 Class A Shares (unaudited)     $ 9.85      $ 0.27           $ 0.28        $ 0.55         $(0.27)       $ -           $(0.27)
1995 Class B Shares (unaudited)       9.85        0.24             0.28          0.52          (0.24)         -            (0.24)


For the Years Ended November 30,
---------------------------------------------------------------------------------------------------------------------------------
1994 Class A Shares                  10.34        0.50            (0.49)         0.01          (0.50)         -            (0.50)
1994 Class B Shares(c)                9.95        0.05            (0.10)        (0.05)         (0.05)         -            (0.05)

1993 Class A Shares                  10.30        0.56             0.04          0.60          (0.56)         -            (0.56)

1992 Class A Shares                  10.35        0.67            (0.03)         0.64          (0.67)         -            (0.69)

1991 Class A Shares                  10.04        0.74             0.31          1.05          (0.74)         -            (0.74)


For the Period December 29, 1989 (commencement of operations) through November 30,
-----------------------------------------------------------------------------------------------------------------------------------
1990 Class A Shares                  10.00        0.69             0.04          0.73          (0.69)         -            (0.69)
------


                                                                         Ratio of net                 Net
                                 Net asset                Ratio of net   investment                   assets at
                                 value at                 expenses to    income          Portfolio    end
                                 end          Total       average net    to average     turnover      of period
                                 of period    return(a)   assets         net assets      rate         (000's)
                                 ---------    ---------   ------------   ------------   -----------   ---------
For the Six Months Ended May 31,
---------------------------------------------------------------------------------------------------------------
1995 Class A Shares (unaudited)     $10.13        5.62%        0.78%(b)     5.54%(b)         9%      $130,665
1995 Class B Shares (unaudited)      10.13        5.24         1.53(b)      4.72(b)          9            164

For the Years Ended November 30
----------------------------------------------------------------------------------------------------------------
1994 Class A Shares                   9.85        0.12         0.77         4.89            40        142,958
1994 Class B Shares(c)                9.85       (0.39)        1.53(b)      4.92(b)         40             41
1993 Class A Shares                  10.34        5.91         0.78         5.35            44        169,990
1992 Class A Shares                  10.30        6.29         0.81         6.44            22        123,528
1991 Class A Shares                  10.35       10.90         0.84         7.34            15         76,921
For the Period December 29, 1989 (commencement of operations) through November 30,
----------------------------------------------------------------------------------------------------------------
1990 Class A Shares                  10.04        7.67         0.84(b)      7.60(b)         33         87,096
------




(a) Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales charges. Total return would be reduced if a sales charge for Class A Shares or a contingent deferred sales charge for Class B Shares were taken into account.
(b) Annualized.
(c) Class B Share activity commenced on October 19, 1994.


   The accompanying notes are an integral part of these financial statements.
                                       31

                               PARAGON PORTFOLIO
                          INTERMEDIATE-TERM BOND FUND
                              FINANCIAL HIGHLIGHTS
          SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                               Income from investment operations       Distributions to shareholders from:

                                          -------------------------------------------- ------------------------------------
                                                           Net realized
                                  Net asset               and unrealized  Total                        Net               Total
                                  value at      Net       gain (loss)     income (loss)    Net         realized      distributions
                                 beginning   investment   on investment   from investment  investment  gain on          to share-
                                 of period    income     transactions    operations       income      investments      holders
                                 ---------   ----------  --------------  ---------------  ----------- -----------    -------------

For the Six Months Ended May 31,
-----------------------------------------------------------------------------------------------------------------------------------

1995 Class A Shares (unaudited)     $ 9.54       $0.34        $0.75          $1.09        $(0.34)            $-      $(0.34)
1995 Class B Shares (unaudited)       9.56        0.30         0.76           1.06         (0.30)             -       (0.30)
For the Years Ended November 30,
-----------------------------------------------------------------------------------------------------------------------------------
1994 Class A Shares                  10.84        0.66        (1.16)         (0.50)        (0.66)         (0.14)      (0.80)
1994 Class B Shares(c)                9.74        0.10        (0.18)         (0.08)        (0.10)             -       (0.10)
1993 Class A Shares                  10.53        0.71         0.36           1.07         (0.70)         (0.06)      (0.76)
1992 Class A Shares                  10.41        0.76         0.12           0.88         (0.76)             -       (0.76)
1991 Class A Shares                   9.91        0.77         0.50           1.27         (0.77)             -       (0.77)
For the Period December 29, 1989 (commencement of operations) through November 30,
-----------------------------------------------------------------------------------------------------------------------------------
1990 Class A Shares                  10.00        0.71        (0.09)          0.62         (0.71)             -       (0.71)
------


                                                                         Ratio of net                 Net
                                 Net asset                Ratio of net   investment                   assets at
                                 value at                 expenses to    income          Portfolio    end
                                 end          Total       average net    to average     turnover      of period
                                 of period    return(a)   assets         net assets      rate         (000's)
                                 ---------    ---------   ------------   ------------   -----------   ---------
For the Six Months Ended May 31,
-----------------------------------------------------------------------------------------------------------------------------------
1995 Class A Shares (unaudited)     $10.29       11.60%      0.76%(b)       6.91%(b)          18%     $314,924
1995 Class B Shares (unaudited)      10.32       11.30       1.51(b)        6.13(b)           18           687
For the Years Ended November 30,
-----------------------------------------------------------------------------------------------------------------------------------
1994 Class A Shares                   9.54       (4.77)      0.76           6.56              38       297,123
1994 Class B Shares(c)                9.56       (0.76)      1.52(b)        6.38(b)           38           250
1993 Class A Shares                  10.84       10.32       0.74           6.46              38       341,535
1992 Class A Shares                  10.53        8.71       0.78           7.17              24       285,684
1991 Class A Shares                  10.41       13.34       0.78           7.69              15       221,916

For the Period December 29, 1989 (commencement of operations) through November 30,
----------------------------------------------------------------------------------------------------------------

1990 Class A Shares                   9.91        6.59       0.80(b)        7.91(b)           14       165,464
------

--------------------------------------------------------------------------------
(a) Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales charges. Total return would be reduced if a sales charge for Class A Shares or a contingent deferred sales charge for Class B shares were taken into account.
(b) Annualized.
(c) Class B Share activity commenced on September 28, 1994.


   The accompanying notes are an integral part of these financial statements.
                                       32

                               PARAGON PORTFOLIO
                            LOUISIANA TAX-FREE FUND
                              FINANCIAL HIGHLIGHTS
          SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD


                                                                                                         Distributions to
                                                             Income from investment operations          shareholders from:
                                                    --------------------------------------------------- ------------------
                                                                   Net realized
                                      Net asset                   and unrealized           Total
                                      value at         Net          gain (loss)     income (loss) from         Net
                                      beginning     investment     on investment         investment         investment
                                      of period       income       transactions          operations           income
                                      ---------     ----------    --------------    -------------------    ----------
For the Six Months Ended May 31,
----------------------------------------------------------------------------------------------------------------------------
1995 Class A Shares (unaudited)        $10.01         $0.27           $0.58                $0.85             $(0.27)
1995 Class B Shares (unaudited)         10.01          0.23            0.61                 0.84              (0.23)

For the Years Ended November 30,
----------------------------------------------------------------------------------------------------------------------------
1994 Class A Shares                     10.96          0.52           (0.84)               (0.32)             (0.52)
1994 Class B Shares(c)                  10.41          0.09           (0.40)               (0.31)             (0.09)

1993 Class A Shares                     10.59          0.55            0.45                 1.00              (0.55)

1992 Class A Shares                     10.38          0.59            0.28                 0.87              (0.59)

1991 Class A Shares                     10.15          0.60            0.23                 0.83              (0.60)

For the Period December 29, 1989 (commencement of operations) through November 30,
----------------------------------------------------------------------------------------------------------------------------
1990 Class A Shares                     10.00          0.57            0.15                 0.72              (0.57)


                                     Distributions to shareholders
                                               from:
                                     -----------------------------
                                         Net           Total        Net asset                               Ratio of net
                                      realized     distributions    value at                                 expenses to
                                       gain on       to share-        end                 Total             average net
                                     investments     holders       of period             return(a)             assets
                                     -----------   -------------   ---------             ---------         -------------
For the Six Months Ended May 31,
----------------------------------------------------------------------------------------------------------------------------
1995 Class A Shares (unaudited)         $-           $(0.27)         $10.59                 8.55%              0.65%(b)
1995 Class B Shares (unaudited)          -            (0.23)          10.62                 8.39               1.40(b)

For the Years Ended November 30,
----------------------------------------------------------------------------------------------------------------------------
1994 Class A Shares                     (0.11)        (0.63)          10.01                (2.97)              0.65
1994 Class B Shares(c)                   -            (0.09)          10.01                (2.94)              1.41(b)

1993 Class A Shares                     (0.08)        (0.63)          10.96                 9.65               0.62

1992 Class A Shares                     (0.07)        (0.66)          10.59                 8.64               0.58

1991 Class A Shares                      -            (0.60)          10.38                 8.45               0.61

For the Period December 29, 1989 (commencement of operations) through November 30,
----------------------------------------------------------------------------------------------------------------------------
1990 Class A Shares                      -            (0.57)          10.15                 7.48               0.64(b)


                                                                                               Ratios assuming no
                                                                                                 waiver of fees
                                                                                         -----------------------------
                                      Ratio of net                 Net                                    Ratio of net
                                       investment               assets at                  Ratio of        investment
                                         income    Portfolio       end                     expenses        income to
                                       to average  turnover     of period                 to average        average
                                       net assets    rate        (000's)                  net assets       net assets
                                      -----------  ---------    ---------                 ----------      ------------
For the Six Months Ended May 31,
-------------------------------------------------------------------------------------------------------------------------
1995 Class A Shares (unaudited)          5.15%(b)     11%       $192,390                    0.80%(b)           5.00%(b)
1995 Class B Shares (unaudited)          4.36(b)      11             932                    1.55(b)            4.21(b)

For the Years Ended November 30,
-------------------------------------------------------------------------------------------------------------------------
1994 Class A Shares                      4.97         24         196,820                    0.80               4.82
1994 Class B Shares(c)                   4.45(b)      24             204                    1.56(b)            4.30(b)

1993 Class A Shares                      5.07         25         196,534                    0.78               4.91

1992 Class A Shares                      5.70         32         135,692                    0.83               5.45

1991 Class A Shares                      5.86         35          88,503                    0.86               5.61
For the Period December 29, 1989 (commencement of operations) through November 30,
-------------------------------------------------------------------------------------------------------------------------
1990 Class A Shares                      6.20(b)       5          59,375                    0.86(b)            5.98(b)
------


(a) Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales charges. Total return would be reduced if a sales charge for Class A Shares or a contingent deferred sales charge for Class B Shares were taken into account.

(b)  Annualized.

(c)  Class B Share activity commenced on September 16, 1994.


The accompanying notes are an integral part of these financial statements.

                             PARAGON PORTFOLIO
                             VALUE GROWTH FUND
                           FINANCIAL HIGHLIGHTS
       SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD


                                                                                                    Distributions to shareholders
                                                      Income from investment operations                          from:
                                             ------------------------------------------------  ------------------------------------
                                                          Net realized
                                  Net asset              and unrealized        Total                          Net           Total
                                  value at      Net        gain (loss)    income (loss) from      Net       realized  distributions
                                  beginning  investment   on investment       investment       investment   Gain on       To share-
                                  of period    income     transactions        operations         income    investments    holders
                                  ---------  ----------  ---------------  -------------------  ----------  -------------  ---------
For the Six Months Ended May 31,
-----------------------------------------------------------------------------------------------------------------------------------
1995 Class A Shares (unaudited)    $13.73      $0.11          $1.61              $1.72           $(0.11)      $(0.44)      $(0.55)
1995 Class B Shares (unaudited)     13.70       0.05           1.63               1.68            (0.06)       (0.44)       (0.50)
For the Years Ended November 30,
-----------------------------------------------------------------------------------------------------------------------------------
1994 Class A Shares                 15.29       0.20          (0.86)             (0.66)           (0.21)       (0.69)       (0.90)
1994 Class B Shares(d)              14.98       0.03          (1.28)             (1.25)           (0.03)        -           (0.03)

1993 Class A Shares                 14.38       0.17           1.25               1.42            (0.18)       (0.33)       (0.51)

1992 Class A Shares                 11.90       0.17           2.68               2.85            (0.15)       (0.22)       (0.37)

1991 Class A Shares                  9.75       0.19           2.19               2.38            (0.21)       (0.02)       (0.23)
For the Period December 29, 1989 (commencement of operations) through November 30,
-----------------------------------------------------------------------------------------------------------------------------------
1990 Class A Shares                 10.00       0.24          (0.28)             (0.04)           (0.21)        0.00        (0.21)


                                                                              Ratio of net                  Net
                                    Net asset               Ratio of net       investment                assets at
                                    value at                expenses to         income        Portfolio     end
                                      end       Total       average net        to average     turnover   of period
                                   of period   return(a)      assets           net assets       rate      (000's)
                                  ----------- -----------   ------------      -------------   ---------  ---------
For the Six Months Ended May 31,
------------------------------------------------------------------------------------------------------------------
1995 Class A Shares (unaudited)    $14.90      12.93%          0.95%(b)           1.61%(b)        32%    $193,134
1995 Class B Shares (unaudited)     14.88      12.63           1.70(b)            0.88(b)         32        1,453
For the Years Ended November 30,
------------------------------------------------------------------------------------------------------------------
1994 Class A Shares                 13.73      (4.32)          0.96               1.34            53      173,198
1994 Class B Shares(d)              13.70      (8.31)          1.71(b)            0.76(b)         53          412

1993 Class A Shares                 15.29      10.13           0.96               1.21            66      171,141

1992 Class A Shares                 14.38      24.27           0.97               1.25            43      133,614

1991 Class A Shares                 11.90      24.97           0.95(c)            1.73(c)         54       93,400

For the Period December 29, 1989 (commencement of operations) through November 30,
------------------------------------------------------------------------------------------------------------------

1990 Class A Shares                  9.75      (0.40)          1.03(b)            2.68(b)         53       45,937



-------

(a) Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales charges. Total return would be reduced if a sales charge for Class A Shares or a contingent deferred sales charge for Class B Shares were taken into account.

(b)  Annualized.

(c) Had the Administrator not voluntarily waived a portion of the administration fee, the expense ratio and the ratio of net investment income to average net assets for the year ended November 30, 1991 would have been 1.02% and 1.66% for Class A Shares.

(d) Class B Share activity commenced on September 9, 1994.


   The accompanying notes are an integral part of these financial statements.

                                PARAGON PORTFOLIO
                             VALUE EQUITY INCOME FUND
                                FINANCIAL HIGHLIGHTS
             SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                                                                    Distributions to shareholders
                                                       Income from investment operations                         from:
                                             ------------------------------------------------  -----------------------------------
                                                          Net realized
                                  Net asset              and unrealized         Total                                     Total
                                  value at      Net        gain (loss)    income (loss) from      Net     Net realized distribution
                                  beginning  investment   on investment       investment       investment   gain on      to share
                                  of period    income     transactions        operations         income    investments    holders
                                  ---------  ----------  ---------------  -------------------  ---------- ------------ ------------
For the Six Months Ended May 31,
------------------------------------------------------------------------------------------------------------------------------------
1995 Class A Shares (unaudited)    $11.55       $0.16       $1.75               $1.91            $(0.16)    $(0.37)      $(0.53)
1995 Class B Shares (unaudited)     11.56        0.11        1.76                1.87             (0.12)     (0.37)       (0.49)
For the Years Ended November 30,
------------------------------------------------------------------------------------------------------------------------------------
1994 Class A Shares                 12.74        0.30       (0.54)              (0.24)            (0.34)     (0.61)       (0.95)
1994 Class B Shares(d)              12.01        0.04       (0.45)              (0.41)            (0.04)         -        (0.04)

1993 Class A Shares                 12.20        0.28        0.93                1.21             (0.28)     (0.39)       (0.67)

1992 Class A Shares                 10.42        0.27        1.76                2.03             (0.25)         -        (0.25)

1991 Class A Shares                  9.00        0.29        1.45                1.74             (0.32)         -        (0.32)



For the Period December 28, 1994 (commencement of operations) through November 30,
------------------------------------------------------------------------------------------------------------------------------------
1990 Class A Shares                 10.00        0.31       (1.04)              (0.73)            (0.27)         -        (0.27)





                                                                              Ratio of net                  Net
                                    Net asset               Ratio of net       investment                assets at
                                    value at                expenses to       income (loss)   Portfolio     end
                                      end       Total       average net        to average     turnover   of period
                                   of period   return(a)      assets           net assets       rate      (000's)
                                  ----------- -----------   ------------      -------------   ---------  ----------

For the Six Months Ended May 31,
------------------------------------------------------------------------------------------------------------------------------------
1995 Class A Shares (unaudited)    $12.93       17.16%       0.90%(b)            2.62%(b)         17%     $116,282
1995 Class B Shares (unaudited)     12.94       16.74        1.65(b)             1.81(b)          17           243
For the Years Ended November 30,
------------------------------------------------------------------------------------------------------------------------------------
1994 Class A Shares                 11.55       (1.69)       0.93                2.50             49       103,364
1994 Class B Shares(d)              11.56       (3.40)       1.67(b)             1.71(b)          49            31

1993 Class A Shares                 12.74       10.24        0.93                2.30             51       102,799

1992 Class A Shares                 12.20       19.65        0.98                2.38             36        83,136

1991 Class A Shares                 10.42       20.03        0.95(c)             3.53(c)          50        59,854
For the Period December 28, 1994 (commencement of operations) through November 30,
------------------------------------------------------------------------------------------------------------------------------------
1990 Class A Shares                  9.00       (7.40)       0.99(b)             3.62(b)          56        72,783
--------

(a) Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales charges. Total return would be reduced if a sales charge for Class A Shares or a contingent deferred sales charge for Class B Shares were taken into account.
(b) Annualized.
(c) Had the Administrator not voluntarily waived a portion of the administration fee, the expense ratio and the ratio of net investment income to average net assets for the year ended November 30, 1991 would have been 1.01% and 3.47% for Class A Shares.
(d) Class B Share activity commenced on October 3, 1994.


  The accompanying notes are an integral part of these financial statements.

                                PARAGON PORTFOLIO
                               GULF SOUTH GROWTH FUND
                                FINANCIAL HIGHLIGHTS
             SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                                                                    Distributions to shareholders
                                                       Income from investment operations                         from:
                                             ------------------------------------------------  -----------------------------------
                                                          Net realized
                                  Net asset              and unrealized         Total                         Net          Total
                                  value at      Net        gain (loss)    income (loss) from      Net      realized   distribution
                                  beginning  investment   on investment       investment       investment   gain on       to share
                                  of period    income     transactions        operations         income   investments    holders
                                  ---------  ----------  ---------------  -------------------  ---------- ----------- ------------
For the Six Months Ended May 31,
----------------------------------------------------------------------------------------------------------------------------------
1995 Class A Shares (unaudited)    $14.70    $(0.02)        $1.67               $1.65               $-      $(0.27)     $(0.27)
1995 Class B Shares (unaudited)     14.66     (0.05)         1.65                1.60                -       (0.27)      (0.27)
For the Years Ending November 30,
----------------------------------------------------------------------------------------------------------------------------------
1994 Class A Shares                 15.88     (0.06)        (0.99)              (1.05)               -       (0.13)      (0.13)
1994 Class B Shares(c)              16.10     (0.01)        (1.43)              (1.44)               -          -           -
1993 Class A Shares                 14.89     (0.03)         1.38                1.35             (0.01)     (0.35)      (0.36)
1992 Class A Shares                 11.59      0.02          3.29                3.31             (0.01)        -        (0.01)
For the Period July 1, 1991 (commencement of operations) through November 30,
----------------------------------------------------------------------------------------------------------------------------------
1991 Class A Shares                 10.00      0.02          1.59                1.61             (0.02)        -        (0.02)

                                                                                              Ratio of      Net
                                    Net asset               Ratio of net       Investment        net     assets at
                                    value at                expenses to         income        portfolio     end
                                      end       Total       average net        to average     turnover   of period
                                   of period   return(a)      assets           net assets       rate      (000's)
                                  ----------- -----------   ------------      -------------   ---------  ---------
For the Six Months Ended May 31,
----------------------------------------------------------------------------------------------------------------------------------
1995 Class A Shares (unaudited)    $16.08         11.38%      1.01%(b)          (0.25)%(b)       26%      $87,362
1995 Class B Shares (unaudited)     15.99         11.04       1.76 (b)          (1.01)(b)        26         1,028
For the Years Ending November 30,
----------------------------------------------------------------------------------------------------------------------------------
1994 Class A Shares                 14.70         (6.66)      1.00              (0.38)           51        77,540
1994 Class B Shares(c)              14.66         (9.08)      1.75(b)           (0.90)(b)        51           231
1993 Class A Shares                 15.88          9.10       1.01              (0.21)           59        74,982
1992 Class A Shares                 14.89         28.59       1.00                0.1           542        55,719
For the Period July 1, 1991 (commencement of operations) through November 30,
----------------------------------------------------------------------------------------------------------------------------------
1991 Class A Shares                 11.59         16.12       1.05(b)            0.31(b)         12        34,546
--------

(a) Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales charges. Total return would be reduced if a sales charge for Class A Shares or a contingent deferred sales charge for Class B shares were taken into account.
(b) Annualized.
(c) Class B Share activity commenced on September 12, 1994.


  The accompanying notes are an integral part of these financial statements.

                             PARAGON PORTFOLIO

                       NOTES TO FINANCIAL STATEMENTS
May 31, 1995
(Unaudited)

Note 1. Significant Accounting Policies

  Paragon Portfolio (the "Trust") is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The Trust consists of eleven portfolios, seven of which (the "Funds") are contained within: Paragon Short-Term Government Fund, Paragon Intermediate-Term Bond Fund, Paragon Louisiana Tax-Free Fund, Paragon Value Growth Fund, Paragon Value Equity Income Fund and Paragon Gulf South Growth Fund (collectively, the "Non-Money Market Funds") and Paragon Treasury Money Market Fund (the "Money Market Fund"). Each of the Funds offers two classes of shares, Class A Shares and Class B Shares. Class B Shares of the Money Market Fund will be issued only upon an exchange of Class B Shares of any of the Non-Money Market Funds. Paragon Gulf South Growth Fund is a non-diversified portfolio; all other portfolios are diversified. The following is a summary of significant accounting policies followed by the Funds which are in conformity with those generally accepted in the investment company industry.

  Investment Valuation. Portfolio securities of the Money Market Fund are valued at amortized cost which approximates market value. Under this method, all investments purchased at a discount or a premium are valued by amortizing the difference between original purchase price and maturity value of the issue over the period to maturity. For the Non-Money Market Funds, equity securities traded on a national securities exchange or the National Association of Securities Dealers NASDAQ System ("NASDAQ") are valued at their last sale price on the principal exchange on which they are traded or NASDAQ (if NASDAQ is the principal market for such securities) on the valuation day or, if no sale occurs, at the mean between the closing bid and asked prices. Unlisted equity securities for which market quotations are available are valued at the mean between the most recent bid and asked prices. Fixed-income securities are valued at prices supplied by an independent pricing service which reflect broker/dealer-supplied valuations and electronic data processing techniques. Short-term debt obligations maturing in sixty days or less are valued at amortized cost. Other assets and assets whose market values, in the investment adviser's opinion, do not reflect fair value are valued at fair value using methods determined in good faith by the Board of Trustees.

  Securities Transactions and Investment Income. Securities transactions are recorded on the trade date. Realized gains and losses on sales of investments are calculated on the identified cost basis. Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis.

  Premiums and Discounts on Debt Securities Owned. The Paragon Louisiana Tax-Free Fund amortizes premiums on debt securities on the effective yield basis, and does not accrete discounts on debt securities. The Paragon Intermediate-Term Bond and Paragon Short-Term Government Funds accrete discounts on long-term debt securities and do not amortize premiums. The Paragon Value Growth, Paragon Value Equity Income, and Paragon Gulf South Growth Funds accrete discounts and amortize premiums on long-term debt securities. Original issue discounts on debt securities are amortized to interest income over the life of the security with a corresponding increase in the cost basis of that security. The Paragon Short-Term Government and the Paragon Intermediate-Term Bond Funds may invest in mortgage-backed securities. Certain mortgage security paydown gains and losses are taxable as ordinary income. Such paydown gains and losses increase or decrease taxable ordinary income available for distributions and are classified as interest income in the accompanying Statements of Operations.

  Federal Taxes. The Trust's policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute each year substantially all of the investment company taxable and tax-exempt income to the shareholders of each Fund. Accordingly, no federal tax provisions are required.

  At November 30, 1994, the Trust's last tax year-end, the following Funds had approximately the following amounts of capital loss carryforward for U.S. Federal tax purposes:

Fund                                    Amount     Years of Expiration
------------------------------------- -----------  -------------------
Paragon Short-Term Government Fund... $   948,000  2000 to 2002
Paragon Intermediate-Term Bond Fund.. $ 4,254,000  2002
Paragon Louisiana Tax-Free Fund...... $   403,000  2002

  These amounts are available to be carried forward to offset future capital gains of the corresponding funds to the extent permitted by applicable laws or regulations.

  Deferred Organization Costs. Organization-related costs are being amortized on a straight-line basis over a period of five years.

  Expenses. Expenses incurred by the Trust which do not specifically relate to an individual Fund are allocated to the Funds based on each Fund's relative average net assets for the period. Shareholders of Class B Shares bear all expenses which are directly attributable to such shares.

Note 2. Agreements

  The Non-Money Market Funds have entered into Investment Advisory Agreements with Premier Investment Advisors, L.L.C., ("Premier"), the successor to Premier Investment Advisors, Inc. effective December 31, 1993 and a subsidiary of Premier Bank N.A. The Money Market Fund has entered into an Investment Advisory Agreement with Goldman Sachs Asset Management ("GSAM"), a separate operating division of Goldman, Sachs & Co.("Goldman Sachs"), and into a Subadvisory Agreement with Premier and GSAM. Pursuant to the terms of the Investment Advisory Agreements, Premier and GSAM manage the investments and make investment decisions for each Non-Money Market Fund and for the Money Market Fund, respectively. For these services, each Fund pays its investment adviser a monthly fee at the following annual rate of the corresponding Fund's average daily net assets:

Paragon Treasury Money Market Fund... .20%
Paragon Short-Term Government Fund... .50%
Paragon Intermediate-Term Bond Fund.. .50%
Paragon Louisiana Tax-Free Fund...... .50%
Paragon Value Growth Fund............ .65%
Paragon Value Equity Income Fund..... .65%
Paragon Gulf South Growth Fund....... .65%

  With respect to the Paragon Louisiana Tax-Free Fund, Premier has advised the Trust that, as of January 1, 1993 and until further notice, it has voluntarily agreed to reduce its advisory fee from .50% to .40% of the Fund's average daily net assets. For the six months ended May 31, 1995, Premier waived $97,494 of its advisory fee for the Paragon Louisiana Tax-Free Fund.

  Pursuant to the Subadvisory Agreement among the Money Market Fund, GSAM and Premier, Premier reviews on a quarterly basis the portfolio and investment strategy of the Money Market Fund and consults with GSAM as needed concerning that Fund's investments. As compensation, GSAM pays to Premier quarterly a subadvisory fee equal to, on an annual basis, .10% of that Fund's average daily net assets.

  GSAM serves as the Trust's administrator pursuant to an Administration Agreement. Under the Administration Agreement, GSAM administers the Trust's business affairs. As compensation for services rendered under the Administration Agreement, each Fund pays GSAM a fee, computed daily and payable monthly, at the annual rate of .15% of the average daily net assets of the corresponding Fund. With respect to the Paragon Louisiana Tax-Free Fund, GSAM has advised the Trust that, as of February 5, 1990, and until further notice, it has voluntarily agreed to reduce its administration fee from .15% to .10% of the Fund's average daily net assets. For the six months ended May 31, 1995, GSAM waived $48,746 of its administration fee for the Paragon Louisiana Tax-Free Fund.

  Goldman Sachs serves as the Distributor of shares of the Funds pursuant to a Distribution Agreement with the Trust. Goldman Sachs may receive a portion of the sales load imposed on the sale of Class A Shares of the Non-Money Market Funds and has advised the Trust that it retained approximately $19,100 during the six months ended May 31, 1995.

  The Trust, on behalf of each Fund, has adopted a Distribution Plan for Class B Shares (the "Class B Plan") pursuant to Rule 12b-1. Under the Class B Plan, each Fund pays Goldman Sachs a quarterly fee for distribution services with respect to the Class B Shares equal to, on an annual basis, .75% of each Fund's average daily net assets attributable to the Class B Shares of such Fund.

  The Distributor recovers distribution expenses with respect to the Class B Shares also through the receipt of contingent deferred sales charges.

  Goldman Sachs also serves as Transfer Agent of the Trust for a fee.

                              PARAGON PORTFOLIO

                     NOTES TO FINANCIAL STATEMENTS-(Continued)

May 31, 1995
(Unaudited)
                                      38

Note 3. Repurchase Agreements

  During the term of a repurchase agreement, the value of the underlying securities, including accrued interest, is required to equal or exceed the value of the repurchase agreement. The underlying securities for all repurchase agreements are held in safekeeping in the customer-only account of State Street Bank & Trust Co., the Funds' custodian, at the Federal Reserve Bank of Boston, or at sub-custodians. The market values of the underlying securities are monitored by pricing them daily.

  In connection with transactions in repurchase agreements, if the seller defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the collateral by the Trust may be delayed or limited.

Note 4. Joint Repurchase Agreement Account

  The Money Market Fund, together with other registered investment companies having advisory agreements with GSAM, transfers uninvested cash balances into a joint account, the daily aggregate balance of which is invested in one or more repurchase agreements. The underlying securities for the repurchase agreements are U.S. Treasury obligations. As of May 31, 1995, the Money Market Fund had a 8.19% undivided interest in the repurchase agreements in this joint account which equalled $215,200,000 in principal amount. At May 31, 1995, the repurchase agreements in the joint account along with the corresponding underlying securities (including the type of security, principal amount, interest rate and maturity date) were as follows:


                                                                            Principal      Interest     Maturity       Amortized
                                                                              Amount         Rate         Date           Cost
                                                                           --------------   -------     --------    --------------

Bankers Trust Securities Corp., dated 05/31/95, repurchase
price $550,093,958 (U.S. Treasury Note: $556,830,000,
6.13%, 05/15/98)............................................................  $550,000,000    6.15%      06/01/95    $550,000,000

Bear Stearns Companies, dated 05/31/95, repurchase price
$500,085,417 (U.S. Treasury Strips: $621,616,000,
05/15/97-05/15/01)..........................................................   500,000,000    6.15       06/01/95     500,000,000

Daiwa Securities, dated 05/31/95, repurchase price
$300,051,250 (U.S. Treasury Note: $305,240,000,
6.13%, 05/31/97)............................................................   300,000,000    6.15       06/01/95     300,000,000

First Boston Corp., dated 05/31/95, repurchase price
$300,051,042 (U.S. Treasury Bills: $312,018,000,
06/01/95-02/08/96)..........................................................   300,000,000    6.13       06/01/95     300,000,000

Lehman Government Securities, dated 05/31/95, repurchase
price $70,012,153 (U.S. Treasury Principal-Only Strips:
$97,723,000,
05/15/00-08/15/00)..........................................................    70,000,000

SBC Government Securities, Inc., dated 05/31/95, repurchase
price $500,085,556 (U.S. Treasury Notes: $410,110,000, 4.63-8.50%,
08/15/95-07/31/96) (U.S. Treasury Bill: $92,800,000,
04/04/96)...................................................................   500,000,000    6.16       06/01/95     500,000,000

Smith Barney Shearson, Inc., dated 05/31/95, repurchase price
$407,269,790 (U.S. Treasury Notes: $365,520,000,
4.25-9.00%, 05/15/96-02/15/01) (U.S. Treasury Interest-Only
Strip: $52,185,000, 11/15/99)...............................................   407,200,000    6.17       06/01/95     407,200,000
                                                                            --------------
Total Joint Repurchase Agreement Account................................... $2,627,200,000
                                                                            ==============

                                 PARAGON PORTFOLIO

                         NOTES TO FINANCIAL STATEMENTS-(Continued)

May 31, 1995
(Unaudited)
                                         39

Note 5. Investment Transactions

  Purchases and proceeds of sales or maturities of long-term investments for the six months ended May 31, 1995, were as follows:

                          Paragon Short-Term Government Fund

Purchases (excluding U.S. Government and agency obligations).. $         -
Sales (excluding U.S. Government and agency obligations)......           -
Purchases of U.S. Government and agency obligations...........  11,011,875
Sales of U.S. Government and agency obligations...............  30,328,047

             Paragon Intermediate-Term Bond Fund
Purchases (excluding U.S. Government and agency obligations).. $         -
Sales (excluding U.S. Government and agency obligations)......   2,694,375
Purchases of U.S. Government and agency obligations...........  51,152,481
Sales of U.S. Government and agency obligations...............  59,963,129

             Paragon Louisiana Tax-Free Fund
Purchases (excluding U.S. Government and agency obligations).. $20,217,869
Sales (excluding U.S. Government and agency obligations)......  34,212,796
Purchases of U.S. Government and agency obligations...........           -
Sales of U.S. Government and agency obligations...............           -

             Paragon Value Growth Fund
Purchases (excluding U.S. Government and agency obligations).. $56,170,628
Sales (excluding U.S. Government and agency obligations)......  66,303,388
Purchases of U.S. Government and agency obligations...........           -
Sales of U.S. Government and agency obligations...............           -

             Paragon Value Equity Income Fund
Purchases (excluding U.S. Government and agency obligations).. $23,011,530
Sales (excluding U.S. Government and agency obligations)......  20,193,904
Purchases of U.S. Government and agency obligations...........           -
Sales of U.S. Government and agency obligations...............           -

             Paragon Gulf South Growth Fund
Purchases (excluding U.S. Government and agency obligations).. $21,682,747
Sales (excluding U.S. Government and agency obligations)......  20,259,273
Purchases of U.S. Government and agency obligations...........           -
Sales of U.S. Government and agency obligations...............           -


  The Money Market Fund invests only in short-term investments.

Note 6. Capital Shares and Distributions

  As of May 31, 1995, Premier Bank, N.A. Trustee, in its capacity as trustee or fiduciary of trusts and employee benefit plans, is the beneficial owner of approximately the following percentages of the outstanding shares of beneficial interest of each of the Funds:

Paragon Treasury Money Market Fund... 95%
Paragon Short-Term Government Fund... 92%
Paragon Intermediate-Term Bond Fund.. 90%
Paragon Louisiana Tax-Free Fund...... 69%
Paragon Value Growth Fund............ 81%
Paragon Value Equity Income Fund..... 94%
Paragon Gulf South Growth Fund....... 76%

                               PARAGON PORTFOLIO

                   NOTES TO FINANCIAL STATEMENTS-(Continued)

May 31, 1995
(Unaudited)
                                       40

Note 7. Concentration of Credit Risk

  The Paragon Louisiana Tax-Free Fund invests substantially all of its assets in debt obligations of issuers located in the State of Louisiana. The issuers' abilities to meet their obligations may be affected by Louisiana economic or political developments.

                               PARAGON PORTFOLIO

                   NOTES TO FINANCIAL STATEMENTS-(Continued)

May 31, 1995
(Unaudited)
                                       41

Paragon Portfolio
------------------

Trustees
Paul C. Nagel, Jr., Chairman

Bruce C. Gottwald, Jr.
Ernest E. Howard III

Officers

Paul W. Klug
President
Marcia L. Beck
Vice President

John W. Mosior
Vice President

Nancy L. Mucker
Vice President

Pauline Taylor
Vice President

Scott M. Gilman
Treasurer

Michael J. Richman

Secretary

Howard B. Surloff
Assistant Secretary

  This Semiannual Report is authorized for distribution to prospective investors only when preceded or accompanied by a Paragon Portfolio Prospectus which contains facts concerning Paragon Portfolio's objectives and policies, management, expenses and other information.

PARAGON PORTFOLIO
4900 Sears Tower
Chicago, Illinois 60606

INVESTMENT ADVISOR
Premier Investment Advisors, L.L.C.
451 Florida Street
Baton Rouge, Louisiana 70801

INVESTMENT ADVISOR AND
ADMINISTRATOR
Goldman Sachs Asset Management
One New York Plaza
New York, New York 10004

DISTRIBUTOR
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

CUSTODIAN
State Street Bank & Trust Company
225 Franklin Street
Boston, Massachusetts 02110

TRANSFER AGENT
Goldman, Sachs & Co.
4900 Sears Tower
Chicago, Illinois 60606

INDEPENDENT ACCOUNTANTS
Price Waterhouse LLP
1177 Avenue of the Americas
New York, NY 10036

LEGAL COUNSEL
Hale and Dorr
60 State Street
Boston, Massachusetts 02109